[EXECUTION COPY]

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                    $130,000,000 LOAN AND SECURITY AGREEMENT

                           Dated as of April 16, 1997


                                      Among

                              SYRATECH CORPORATION
                           TOWLE MANUFACTURING COMPANY
                        LEONARD FLORENCE ASSOCIATES, INC.
                    WALLACE INTERNATIONAL SILVERSMITHS, INC.
                          SYRATECH HOLDING CORPORATION
                             RAUCH INDUSTRIES, INC.
                                  ROCHARD, INC.
                             HOLIDAY PRODUCTS, INC.
                                 FARBERWARE INC.
                                 SILVESTRI, INC.

                                 (the Borrowers)

                       THE FINANCIAL INSTITUTIONS PARTIES
                            HERETO FROM TIME TO TIME

                                  (the Lenders)

                                       and

                            NATIONSBANK, N.A. (SOUTH)

                           (the Administrative Agent)

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                             TABLE OF CONTENTS(1/)

                                                                                                                            Page
                                                                                                                            ----

                                    ARTICLE 1

                                   DEFINITIONS

Section 1.1    Definitions ................................................................................................   1
Section 1.2    Other Referential Provisions ...............................................................................  32
Section 1.3    Exhibits and Schedules .....................................................................................  34

                                ARTICLE 2

                        REVOLVING CREDIT FACILITY

Section 2.1    Revolving Credit Loans .....................................................................................  35

Section 2.2    Manner of Borrowing Revolving Credit Loans .................................................................  35

Section 2.3    Repayment of Revolving Credit Loans ........................................................................  37
Section 2.4    Revolving Credit Note ......................................................................................  38
Section 2.5    Reduction of Facility ......................................................................................  38

                                ARTICLE 3

                        LETTER OF CREDIT FACILITY

Section 3.1    Agreement to Issue .........................................................................................  39
Section 3.2    Amounts ....................................................................................................  39
Section 3.3    Conditions .................................................................................................  39
Section 3.4    Issuance of Letters of Credit ..............................................................................  40
Section 3 5    Duties of NationsBank ......................................................................................  41

Section 3.6    Payment of Reimbursement Obligations .......................................................................  41
Section 3.7    Participations .............................................................................................  41
Section 3 8    Indemnification, Exoneration ...............................................................................  43
Section 3.9    Supporting Letter of Credit; Cash Collateral Account .......................................................  44

                                    ARTICLE 4

                             GENERAL LOAN PROVISIONS

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(1/) This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.

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
Section 4.1    Interest ...................................................................................................  46
Section 4.2    Certain Fees ...............................................................................................  47
Section 4.3    Manner of Payment ..........................................................................................  49
Section 4.4    General ....................................................................................................  49
Section 4.5    Loan Accounts; Statements of Account .......................................................................  49
Section 4.6    Termination of Agreement ...................................................................................  50
Section 4.7    Making of Loans ............................................................................................  51
Section 4.8    Settlement Among Lenders ...................................................................................  52
Section 4.9    Prepayment Fee .............................................................................................  56
Section 4.10   Payments Not at End of Interest Period; Failure to Borrow ..................................................  56
Section 4.11   Assumptions Concerning Funding of Eurodollar Rate Loans ....................................................  57
Section 4.12   Notice of Conversion or Continuation .......................................................................  57
Section 4.13   Conversion or Continuation .................................................................................  58
Section 4.14   Duration of Interest Periods; Maximum Number of Eurodollar
               Rate Loans; Minimum Increments .............................................................................  58
Section 4.15   Changed Circumstances ......................................................................................  58
Section 4.16   Cash Collateral Account ....................................................................................  61
Section 4.17   Borrowers' Representative ..................................................................................  62
Section 4.18   Joint and Several Liability ................................................................................  62
Section 4.19   Obligations Absolute .......................................................................................  63
Section 4.20   Waiver of Suretyship Defenses ..............................................................................  63
Section 4.21   Waiver of Subrocation and Contribution of Borrowers ........................................................  64
Section 4.22   Right of Contribution of Borrowers .........................................................................  64
Section 4.23   Funds Transfer Services ....................................................................................  65

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

Section 5.1    Conditions Precedent to Initial Loans ......................................................................  67
Section 5.2    Conditions to All Loans, Letters of Credit .................................................................  70

                                    ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Section 6.1    Representations and Warranties .............................................................................  71
Section 6.2    Survival of Representations and Warranties. etc ............................................................  79

                                    ARTICLE 7

                                SECURITY INTEREST

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
Section 7.1    Security Interest ..........................................................................................  80
Section 7.2    Continued Priority of Security Interest ....................................................................  80

                                    ARTICLE 8

                              COLLATERAL COVENANTS

Section 8.1    Collection of Receivables ..................................................................................  82
Section 8.2    Verification end Notification ..............................................................................  83
Section 8.3    Disputes, Returns and Adjustments ..........................................................................  83
Section 8.4    Invoices ...................................................................................................  83
Section 8.5    Delivery of Instruments ....................................................................................  84
Section 8.6    Sales of Inventory .........................................................................................  84
Section 8.7    Returned Goods .............................................................................................  84
Section 8.8    Ownership and Defense of Title .............................................................................  84
Section 8.9    Insurance ..................................................................................................  84
Section 8.10   Location of Offices and Collateral .........................................................................  85
Section 8.11   Records Relating to Collateral .............................................................................  85
Section 8.12   Inspection .................................................................................................  86
Section 8.13   Pledged Securities .........................................................................................  86
Section 8.14   Information and Reports ....................................................................................  86
Section 8.15   Power of Attorney ..........................................................................................  87

                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

Section 9.1    Punctual Payments ..........................................................................................  88
Section 9.2    Preservation of Corporate Existence and Similar Matters ....................................................  88
Section 9.3    Compliance with Applicable Law .............................................................................  88
Section 9.4    Maintenance of Property ....................................................................................  88
Section 9.5    Conduct of Business ........................................................................................  88
Section 9.6    Insurance ..................................................................................................  88
Section 9.7    Payment of Taxes and Claims ................................................................................  89
Section 9.8    Accounting Methods and Financial Records ...................................................................  89
Section 9.9    Visits and Inspections .....................................................................................  89
Section 9.10   Use of Proceeds ............................................................................................  90
Section 9.11   Subsidiary Guaranties ......................................................................................  90
Section 9.12   Hazardous Waste and Substances .............................................................................  90

                                   ARTICLE 10

                                   INFORMATION

Section 10.1   Financial Statements .......................................................................................  91
Section 10.2   Accountants' Certificate ...................................................................................  92
Section 10.3   Officer's Certificate ......................................................................................  92
Section 10.4   Copies of Other Reports ....................................................................................  92
Section 10.5   Notice of Litigation and Other Matters .....................................................................  93
Section 10.6   ERISA ......................................................................................................  94
Section 10.7   Revisions or Updates to Schedules ..........................................................................  94

                                   ARTICLE 11

                               NEGATIVE COVENANTS

Section 11.1   Financial Ratios ...........................................................................................  95
Section 11.2   Debt .......................................................................................................  96
Section 11.3   Guaranties .................................................................................................  96
Section 11.4   Investments ................................................................................................  96
Section 11.5   Capital Expenditures .......................................................................................  97
Section 11.6   Restricted Distributions and Payments, Etc. ................................................................  97
Section 11.7   Merger, Consolidation and Sale of Assets ...................................................................  97
Section 11.8   Transactions with Affiliates ...............................................................................  97
Section 11.9   Liens ......................................................................................................  98
Section 11.10  Benefit Plans ..............................................................................................  98
Section 11.11  Change in Business .........................................................................................  98
Section 11.12  Change in Accounting Policies ..............................................................................  98
Section 11.13  Amendment to Senior Note Documents .........................................................................  98
Section 11.14  Minimum Availability .......................................................................................  98

                                   ARTICLE 12

                                     DEFAULT

Section 12.1   Events of Default ..........................................................................................  99
Section 12.2   Remedies ................................................................................................... 102
Section 12.3   Application of Proceeds .................................................................................... 104
Section 12.4   Power of Attorney .......................................................................................... 105
Section 12.5   Miscellaneous Provisions Concerning Remedies ............................................................... 106
Section 12.6   Proprietary Rights License ................................................................................. 106

                                   ARTICLE 13

                                   ASSIGNMENTS

Section 13.1   Successors and Assigns; Participations ..................................................................... 108
Section 13.2   Representation of Lenders .................................................................................. 110
Section 13.3   Non-U.S. Lenders ........................................................................................... 111

                                   ARTICLE 14

                              ADMINISTRATIVE AGENT

Section 14.1   Appointment of Agent ....................................................................................... 112
Section 14.2   Delegation of Duties ....................................................................................... 112
Section 14.3   Exculpatory Provisions ..................................................................................... 112
Section 14.4   Reliance by Agent .......................................................................................... 113
Section 14.5   Notice of Default .......................................................................................... 113
Section 14.6   Non-Reliance on Agents and Other Lenders ................................................................... 113
Section 14.7   Indemnification ............................................................................................ 114
Section 14.8   Agent in Its Individual Capacity ........................................................................... 114
Section 14.9   Successor Agent ............................................................................................ 115
Section 14.10  Notices from Agent to Lenders .............................................................................. 115

                                   ARTICLE 15

                                  MISCELLANEOUS

Section 15.1   Notices .................................................................................................... 116
Section 15.2   Expenses ................................................................................................... 117
Section 15.3   Stamp and Other Taxes ...................................................................................... 118
Section l5.4   Setoff ..................................................................................................... 119
Section 15.5   Governing Law: Litigation .................................................................................. 119
Section 15.6   Waiver of Rights ........................................................................................... 119
Section 15.7   Reversal of Payments ....................................................................................... 120
Section 15.8   Accounting Matters ......................................................................................... 120
Section 15.9   Amendments ................................................................................................. 120
Section 15.10  Performance of Borrower's Duties ........................................................................... 122
Section 15.11  Indemnification ............................................................................................ 122
Section 15.12  All Powers Coupled with Interest ........................................................................... 122
Section 15.13  Survival ................................................................................................... 123
Section 15.14  Titles and Captions ........................................................................................ 123
Section 15.15  Severability of Provisions ................................................................................. 123

                             EXHIBITS AND SCHEDULES

ANNEX A                   COMMITMENTS
ANNEX B                   APPLICABLE MARGINS
ANNEX C                   WIRE TRANSFER PROCEDURES

EXHIBIT A                 FORM OF REVOLVING CREDIT NOTE
EXHIBIT B                 FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C                 FORM OF OPINION OF COUNSEL FOR BORROWER
EXHIBIT D                 FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT E                 FORM OF SETTLEMENT REPORT

Schedule 1.1A             Pledged Securities
Schedule 6.1(b)           Subsidiaries; Ownership of Stock
Schedule 6.1(d)           Compliance with Law; Governmental Approvals
Schedule 6.l(e)           Borrowers' Businesses
Schedule 6.l(f)           Title to Properties
Schedule 6.1(g)           Liens
Schedule 6.1(h)           Indebtedness and Guaranties
Schedule 6.l(i)           Litigation
Schedule 6.l(j)           Proprietary Rights
Schedule 6.l(o)           ERISA
Schedule 6.1(u)           Location of Offices and Receivables
Schedule 6.1(v)           Location of Inventory
Schedule 6.l(x)           Employee Relations
Schedule 6.1(y)           Trade Names
Schedule 6.1(z)           Real Estate
Schedule 6.1(aa)          Bank Accounts, Lockboxes, Etc.
Schedule 9.10             Use of Proceeds

                           LOAN AND SECURITY AGREEMENT

                           Dated as of April 16, 1997

     SYRATECH CORPORATION, a Delaware corporation, TOWLE MANUFACTURING COMPANY, a Delaware corporation, LEONARD FLORENCE ASSOCIATES, INC., a Massachusetts corporation, WALLACE INTERNATIONAL SILVERSMITHS, INC., a Delaware corporation, SYRATECH HOLDING CORPORATION, an Arkansas corporation, RAUCH INDUSTRIES, INC., a North Carolina corporation, ROCHARD, INC., a New York corporation, HOLIDAY PRODUCTS, INC., a North Carolina corporation, FARBERWARE INC., a Delaware corporation, SILVESTRI, INC., a Delaware corporation, the financial institutions parties hereto from time to time as Lenders, and NATIONSBANK, N.A. (SOUTH), a national banking association as the Administrative Agent for the Lenders, agree as follows:

                             STATEMENT OF AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1 Definitions. For the purposes of this Agreement:

     Account Debtor means a Person who is obligated on a Receivable.

     Acquire or Acquisition, as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

     Administrative Agent means NationsBank and each successor Administrative Agent appointed in accordance with the provisions of this Agreement.

     Affiliate (and with corollary meanings, Affiliated) means, with respect to a Person, (a) any officer, director, manager, or managing agent of such Person,
(b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person, (i) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock, member interest or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock, member interest or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

     Agency Account means an account of one or more Borrowers maintained with a Clearing Bank pursuant to an Agency Account Agreement.

     Agency Account Agreement means an agreement among one or more Borrowers, the Administrative Agent and a Clearing Bank (if other than the Administrative Agent) concerning the collection of payments which represent the proceeds of Receivables or other Collateral.

     Agent's Office means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 15.1.

     Agreement means this Agreement, including the Exhibits and Schedules hereto.

     Agreement Date means the date as of which this Agreement is dated.

     Anniversary means April 16, 1998 and each April 16 thereafter.

     Applicable Law means all applicable provisions of constitutions, statutes, rules, regulations and orders of all applicable governmental bodies and all applicable orders and decrees of all courts and arbitrators.

     Applicable Margin means (a) as to Prime Rate Loans, 0.50% and (b) as to Eurodollar Rate Loans, 2.25%, or (c) beginning five days after delivery of the audited financial statements of Syratech and its Consolidated Subsidiaries for Fiscal Year 1997, such other percentage indicated on the performance pricing matrix attached hereto as Annex B7 as may at the time be applicable after taking into account the Borrowers' consolidated Total Debt Coverage Ratio computed based on the consolidated financial statements of Syratech and its Consolidated Subsidiaries for the then most recently ended fiscal quarter of the Borrowers, timely delivered in accordance with Section 10.1. Each change in the Applicable Margin shall become effective as of the first day of the month that is at least 10 Business Days after delivery of the relevant financial statements and shall remain in effect for three consecutive months. If subsequent period financial statements have not been delivered by the Borrowers at least 10 Business Days before the last day of such three-month period, or an Event of Default has occurred and is continuing, then, subject to the provisions of Section 4.1(d), the Applicable Margin shall again be the applicable percentage set forth in clause (a) or (b) above, for the following month or until the requirements of clause (c) above have been satisfied.

     Assignment and Acceptance means an assignment and acceptance in the form attached hereto as Exhibit D assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 13.1.

     Authorized Officer has the meaning specified in Section 2.2(a)(iii).

     Bankers Acceptance means a draft presented in connection with a drawing under a Letter of Credit by the beneficiary thereof, maturing not more than 180 days after presentation and accepted by the issuer of the Letter of Credit.

     Benefit Plan means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

     Borrower means one of Syratech, Towle, LFA, Wallace, Holding, Rauch, Rochard, Holiday, Farberware or Silvestri and Borrowers means more than one such Person.

     Borrowing means a borrowing of Revolving Credit Loans bearing interest at the same rate, made by all Lenders on the same date and, in the case of Eurodollar Rate Loans, having a single Interest Period, and the continuation or conversion of an existing Loan or Loans in whole or in part.

     Borrowing Base means, at any time, an amount equal to the following:

     (a) 80% (or such lesser percentage as the Administrative Agent may in its reasonable credit judgment, applying standards customary to institutional asset-based lenders, determine from time to time following any adverse change in dilution or other measure of value of the Receivables (or any of them)) of the face value of Eligible Receivables due and owing at such time, plus

     (b) the lesser of

          (i) $65,000,000 (or, during the period June 1 through September 30 of each Fiscal Year, $75,000,000) and

          (ii) 60% (or, during the period June 1 through September 30 of each Fiscal Year, 70%) (or, in either case, such lesser percentage as the Administrative Agent may in its reasonable credit judgment, applying standards customary to institutional asset-based lenders, determine from time to time following any adverse change in quality, composition, salability or other measure of value of the Inventory) of the Cost of Eligible Inventory at such time, minus

     (c) the sum of (i) the Reimbursement Obligations of the Borrowers at such time, plus (ii) the aggregate Letter of Credit Amount of standby Letters of Credit outstanding at such time, plus (iii) 40% of the aggregate Letter of Credit Amount of Inventory Letters of Credit at such time, plus (iv) the aggregate Letter of Credit amount of Letters of Credit the issuance of which has been authorized by the Administrative Agent and NationsBank pursuant to Section 3.4(b) but that have not yet been issued, minus

     (d) the Interest Rate Protection Reserve and such other reserves as the Administrative Agent may determine from time to time, in the exercise of its reasonable credit judgment, applying standards customary to institutional asset-based lenders, to be an appropriate response to an adverse change affecting the value of the Collateral.

     Borrowing Base Certificate means a certificate in the form attached hereto as Exhibit B or in such other form as may be acceptable to the Administrative Agent from time to time.

     Business Day means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized to close and, when used with respect to Eurodollar Rate Loans, means any such day on which dealings are also carried on in the applicable interbank Eurodollar market.

     Business Unit means the assets constituting the business, or a division or operating unit thereof, of any Person.

     Capital Expenditures means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) that are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred, or as a prepaid expense applicable to a future year or years.

     Capitalized Lease means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     Capitalized Lease Obligation means Debt represented by obligations under a Capitalized Lease, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

     Cash Collateral means cash or Cash Equivalents on which the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders, has a first priority Lien.

     Cash Collateral Account means a special interest-bearing deposit account consisting of cash maintained by the Administrative Agent and under the sole dominion and control of the Administrative Agent, for its benefit and for the benefit of the Lenders, established pursuant to the provisions of Section 4.16(a) for purposes set forth therein.

     Cash Equivalents means

     (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service;

     (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by the Administrative Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank, and

     (d) repurchase agreements in form and substance and for amounts satisfactory to the Administrative Agent.

     Chief Financial Officer means the chief financial officer of Syratech.

     Clearing Bank means NationsBank and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

     Code means the Internal Revenue Code of 1986, as amended from time to time.

     Collateral means and includes all of each Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

     (a) (i) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (ii) all guaranties, security and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing (the foregoing, collectively, Receivables);

     (b) (i) all inventory, (ii) all goods intended for sale or lease or for display or demonstration, (iii) all work in process, (iv) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business, and (v) all documents evidencing and general intangibles relating to any of the foregoing (the foregoing, collectively, Inventory);

     (c) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC (the foregoing, collectively, Deposit Accounts);

     (d) all cash or other property deposited with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender or which the Administrative Agent, for its benefit and for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including, without limitation, amounts on deposit in the Cash Collateral Account;

     (e) all Pledged Securities;

     (f) all goods and other personal property, whether or not delivered,

          (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

          (ii) securing any Receivable,

     including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties;

     (g) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof;

     (h) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral;

     (i) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and

     (j) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

     Commitment means, as to each Lender, the amount set forth opposite such Lender's name on Annex A hereto (or, from and after the date hereof, the amount last set forth in the Register, if different), representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement, to make its Proportionate Share of Loans and to acquire participations in Letters of Credit.

     Commitment Percentage means, as to any Lender at the time of determination, the result, expressed as a percentage, obtained by dividing such Lender's Commitment at such time by the Revolving Credit Facility at such time

     Consolidated Subsidiaries means, as to Syratech, each other Borrower and each other Subsidiary listed as such on Schedule 6.1(b), and any additional Subsidiary of Syratech whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Administrative Agent, which consent may be withheld in its absolute discretion or conditioned upon, inter alia, the execution and delivery of guaranties and security documents or such Subsidiary becoming a party to this Agreement as a "Borrower," consolidated with those of Syratech.

     Contaminant means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste or any constituent of any such substance or waste.

     Controlled Disbursement Account means each account maintained by and in the name of one or more of the Borrowers with a Disbursing Bank designated as such on Schedule 6.1 (act) or with NationsBank, for the purpose of disbursing Revolving Credit Loan proceeds and other amounts deposited thereto pursuant to Sections 2.2(b)(i) and 8.1(b)(ii).

     Cost means, when applied to Inventory of a Borrower, the lower of (a) the cost thereof computed in accordance with GAAP on a first-in first-out or FIFO basis, and (b) the fair market value thereof.

     Current Assets means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP,

>


after deducting adequate reserves in each case where a reserve is appropriate in accordance with GAAP.

     Current Liabilities means, with respect to any Person, the aggregate amount of all Liabilities of such Person which should properly be classified as current liabilities in accordance with GAAP.

     Debt means

          (a) Indebtedness for money borrowed,

          (b) Indebtedness, whether or not for money borrowed,

          (i) represented by notes payable, and drafts accepted, that represent extensions of credit,

          (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

          (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property,

          (c) Capitalized Lease Obligations,

          (d) Indebtedness under Interest Rate Protection Agreements, and

          (e) Guaranties of obligations of the types enumerated in clauses (a),
     (b), (c) and (d).

     Default means any of the events specified in Section 12.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

     Default Margin means 2.0%.

     Deposit Account has the meaning specified in the definition "Collateral."

     Disbursing Bank means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

     Dollar and "$" means freely transferable United States dollars.

     EBITDA for a specified period means consolidated Net Income of Syratech and its Consolidated Subsidiaries for such period, before provision for interest expense, income taxes, depreciation expense, amortization, and any extraordinary item(s), all determined in accordance with GAAP.

     ERISA means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

     ERISA Event means

(a) a "Reportable Event" as defined in Section 4043(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan subject to Title IV of ERISA or the treatment of an amendment to such a Benefit Plan as a termination under Section 4041 of ERISA,
(c) the institution of proceedings by the PBGC to terminate a Benefit Plan subject to Title IV of ERISA or the appointment of a trustee to administer any such Benefit Plan or an event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan subject to Section 4042, (d) the imposition of any liability under Title IV of ERISA other than for PBGC premiums due but not yet payable, (e) the filing of an application for a minimum funding waiver under Section 412 of the Code, (f) a withdrawal by a Borrower or any Related Employer from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA), (g) a Benefit Plan intending to qualify under
Section 401 (a) of the Code losing such qualified status, (h) the failure to make a required contribution to a Benefit Plan, (i) a Borrower or any Related Company being in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan because of its complete or partial withdrawal (as described in Section 4023 or 4205 of ERISA) from such Multiemployer Plan, or (j) the occurrence of a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan.

     Effective Date means the first date on which all of the conditions set forth in Section 5.1 shall have been fulfilled by the Borrowers or waived by the Administrative Agent and the Lenders in accordance with the provisions of
Section 15.10.

     Effective Interest Rate means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of Section 4.1(a), (b),
(c), and (d).

     Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $25,000,000,000; (ii) any commercial finance company or asset based lender, organized under the laws of the United States or any State thereof, that is an Affiliate of a commercial bank having total assets in excess of $25,000,000,000;
(iii) any Lender listed on the signature page of this Agreement; and (iv) as to any Lender, such of its Affiliates as are commercial banks or trust companies, organized under the laws of an OECD- member country and acting through a branch or other establishment in the United States; provided in each case that the representation contained in Section 13.2 shall be applicable with respect to such institution or Lender.

     Eligible Inventory means items of Inventory of the Borrowers held for sale in the ordinary course of the business of the Borrowers (but not including packaging or shipping materials or maintenance supplies) which meet all of the following requirements:

     (a) such Inventory is owned by a Borrower, is subject to the Security Interest which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien,

     (b) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods;

     (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

     (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of such Borrower's business;

     (e) such Inventory is not obsolete or returned (other than in accordance with a Borrower's policies regarding returns of unsold merchandise) or repossessed or used goods taken in trade;

     (f) such Inventory is located within the United States at one of the locations listed in Schedule 6.1(v) or is in transit to one of such locations and the Administrative Agent has received evidence satisfactory to it that such Inventory in transit is insured for the benefit of the Administrative Agent and the Lenders, as their interests may appear;

     (g) such Inventory is in the possession and control of such Borrower and not any third party and if located in a warehouse or other facility leased by a Borrower, the lessor has delivered to the Administrative Agent a waiver and consent in form and substance satisfactory to the Administrative Agent; and

     (h) such Inventory is not deemed to be ineligible by the Administrative Agent in its reasonable credit judgment, applying standards customary to institutional asset-based lenders.

     Eligible Receivable means the unpaid portion of a Receivable payable in Dollars to a Borrower net of any returns, discounts, credits or other allowances and deductions agreed to by such Borrower and net of any amounts owed by a Borrower to the Account Debtor on such Receivable, which meets all of the following requirements:

     (a) such Receivable is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Borrower to make such Receivable payable by the Account Debtor;

     (b) such Receivable is not unpaid more than 240 days after the date of the original invoice or past due more than 60 days after its due date;

     (c) such Receivable does not arise out of any transaction with any Subsidiary or Affiliate of any Borrower or out of any transaction in which the performance of the applicable Borrower has been bonded;

     (d) such Receivable is not owing by an Account Debtor or group of related Account Debtors more than 50% of whose then-existing accounts owing to all Borrowers do not meet the requirements set forth in clause (b) above;

     (e) if the Account Debtor with respect thereto is located outside of the United States of America (including for purposes of this definition, Puerto
Rico) or Canada, the goods which gave rise to such Receivable were shipped after receipt by a Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Administrative Agent and is in form and substance acceptable to the Administrative Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Administrative Agent, provided that otherwise Eligible Receivables owing by non-US Account Debtors located outside the United States (including Puerto Rico) or Canada and not supported by letters of credit may be included as "Eligible Receivables" in an aggregate amount (x) not to exceed $500,000 at any time outstanding, (y) with the approval of the Administrative Agent, not to exceed $2,000,000 at any time outstanding, or (z) with the approval of the Required Lenders, more than $2,000,000 at any time outstanding;

     (f) the applicable Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable;

     (g) the Account Debtor with respect to such Receivable is not located in a state which imposes conditions on the enforceability of Receivables with which the applicable Borrower has not complied nor is such Account Debtor insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Administrative Agent's sole judgment, have a materially adverse effect on such Account Debtor;

     (h) the goods the sale of which gave rise to such Receivable have been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

     (i) such Receivable is not owing by an Account Debtor or group of related Account Debtors whose then-existing accounts owing to all Borrowers exceed in face amount 20% of the Borrowers' total Eligible Receivables;

     (j) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Administrative Agent containing only terms normally offered by the applicable Borrower, and dated no later than the date of shipment;

     (k) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor;

     (l) such Receivable is not evidenced by chattel paper or an instrument of any kind;

     (m) such Receivable does not arise from the performance of services, including services under or related to any warranty obligation of a Borrower or out of service charges by a Borrower or other fees for the time value of money;

     (n) such Receivable is not owing by the United States government or any other governmental entity subject to the Assignment of Claims Act of 1940, as amended, or similar state legislation, unless such Receivable or the amount due thereunder have been assigned to the Administrative Agent in compliance with the requirements thereof;

     (o) such Receivable is subject to the Security Interest which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien, and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien; and

     (p) such Receivable is not deemed to be ineligible by the Administrative Agent in its reasonable credit judgment, applying standards customary to institutional asset-based lenders.

     Environmental Laws means all applicable federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including applicable laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all applicable regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

     Environmental Lien means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of a Contaminant into the environment.

     Equipment means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising, machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     Eurodollar Rate means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula

                            Interbank Offered Rate
     Eurodollar Rate =  ---------------------------------
                        1 - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     Eurodollar Rate Loan means any Revolving Credit Loan which bears interest determined with reference to the Eurodollar Rate.

     Eurodollar Reserve Percentage means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Lender has any Eurocurrency liabilities subject to such reserve requirement at the time in question. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender.

     Event of Default means any of the events specified in Section 12.1

     Existing Credit Agreement means the Amended and Restated Loan and Security Agreement dated as of November 30, 1994 among Syratech, certain of the other Borrowers, and NationsBank, as amended and in effect from time to time.

     Farberware means Farberware Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Syratech.

     Federal Funds Effective Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by NationsBank from three federal funds brokers of recognized standing selected by NationsBank.

     Financed Capital Expenditures means Capital Expenditures funded with the proceeds of Permitted Purchase Money Debt (excluding Loans) and those represented by Capitalized Lease Obligations.

     Financing Statements means the Uniform Commercial Code financing statements executed and delivered by the Borrowers to the Administrative Agent, naming the Administrative Agent as secured party and one or more Borrowers as debtor(s), in connection with this Agreement.

     Fiscal Month means each consecutive period of four or five weeks, the first of which begins on January 1 of each calendar year, ending on the Friday nearest the last day of a calendar month, except that the Fiscal Months that would otherwise end on the Fridays nearest the last days of March, June, September and December shall end on the last days of such months.

     Fiscal Year means the calendar year and when preceded or followed by the designation of a calendar year (e.g., 1997 Fiscal Year or Fiscal Year 1997) means such designated calendar year.

     Fixed Charge Coverage means, for any specified accounting period, the ratio of (a) EBITDA for such period, to (b) the sum, also for such period, of the following charges of Syratech and its Consolidated Subsidiaries on a consolidated basis: interest expense, cash income taxes paid, dividends paid in cash, scheduled principal repayments on Funded Debt, and non-Financed Capital Expenditures, in each case determined in accordance with GAAP, and excluding, for avoidance of doubt, any amount paid to redeem Preferred Stock in compliance with the terms of this Agreement.

     Funded Debt means Debt having a maturity of more than 12 months from the date of the most recent balance sheet of Syratech or having a maturity of less than 12 months from the date of such balance sheet, but by its terms being renewable or extendable beyond 12 months from the date of such balance sheet at the option of the Person liable thereon.

     GAAP means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practices of the Person in connection with which the term is used.

     Governmental Approvals means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all applicable governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

     Governmental Authority means any applicable government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     Guaranty, Guaranteed or to Guarantee, as applied to any obligation of another Person shall mean and include, without duplication:

     (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

     (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

          (i) the purchase of securities or obligations,

          (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss,

          (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation,

          (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

          (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

     Holding means Syratech Holding Corporation, an Arkansas corporation and a wholly owned Subsidiary of Syratech.

     Holiday means Holiday Products, Inc., a North Carolina corporation and an indirect wholly owned Subsidiary of Syratech.

     Indebtedness of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

     (a) all obligations for money borrowed or for the deferred purchase price of property or services,

     (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

     (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

     (d) all obligations of such Person in respect of Interest Rate Protection Agreements, and

     (e) in the case of each Borrower (without duplication) all obligations in respect of the Loans.

     Initial Notice of Borrowing means the Notice of Borrowing given by the Borrowers with respect to the Initial Loans (which notice may include, at the Administrative Agent's discretion, a notice containing substantially the same information as a Notice of Borrowing, but given before the Agreement Date), which shall also specify the method of disbursement.

     Initial Loan means the Revolving Credit Loans made to the Borrowers on the Effective Date pursuant to the Initial Notice of Borrowing.

     Interbank Offered Rate for an Interest Period means the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     Interest Payment Date means the first day of each calendar month commencing on May 1, 1997 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

     Interest Period means, with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (iii) below, be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month included in such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

          (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

          (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

     Interest Rate Protection Agreement means an interest rate swap, cap or collar agreement or similar arrangement between any Borrower and a Lender or any Affiliate of a Lender, acceptable to the Administrative Agent in its reasonable credit judgment, providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

     Interest Rate Protection Reserve means, at any time, the aggregate of the obligations of the Borrowers under all Interest Rate Protection Agreements to which any Borrower is a party in the event of a termination thereof, on an estimated "marked-to-market" basis.

     Inventory has the meaning specified in the definition "Collateral."

     Inventory Letter of Credit means a Letter of Credit issued for the purpose of purchasing Inventory of the account party thereon and any Bankers Acceptance created on presentation of a draft against such a Letter of Credit.

     Investment means, with respect to any Person:

     (a) any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

     (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

     (c) any Guaranty of the obligations of any other Person,

     (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

     (e) any commitment or option to make an investment listed at (a) through
(d) above, provided that in the case of an option, the consideration for such option is greater than $100,000.

     IRS means the Internal Revenue Service.

     LFA means Leonard Florence Associates, Inc., a Massachusetts corporation and an indirect wholly owned Subsidiary of Syratech.

     Lee means Thomas H. Lee Company, a sole proprietorship.

     Lee Affiliates means Lee, Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., THC Co-Investors III-A, LLC and THL Co-Investors III-B, LLC.

     Lender means at any time any financial institution party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 13, and Lenders means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 13.

     Letter of Credit means any letter of credit issued for the account of a Borrower (a) by any Lender and outstanding on the Effective Date pursuant to a Reimbursement Agreement satisfactory to the Administrative Agent or (b) by NationsBank pursuant to Article 3.

     Letter of Credit Amount means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

     Letter of Credit Availability means, as of the date of determination, the aggregate face amount of additional Letter of Credit Obligations that would be permitted to be outstanding hereunder at the time of determination in accordance with Section 3.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Facility minus the Letter of Credit Obligations and (ii) Revolving Credit Availability, on such date.

     Letter of Credit Documents means the Master L/C Agreement and each of the other documents, agreements and other writings required by NationsBank to be executed and/or delivered in connection with the issuance of a Letter of Credit, including, without limitation, any letter of credit application and reimbursement agreement.

     Letter of Credit Facility means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit described in Article 3 and creation of Bankers Acceptances up to an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed $30,000,000.

     Letter of Credit Obligations means, at any time, the sum of (a) the Reimbursement Obligations of the Borrowers at such time, plus (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Administrative Agent and NationsBank pursuant to
Section 3.4(b) but that have not yet been issued, in each case as determined by the Administrative Agent.

     Letter of Credit Reserve means, at any time, an amount equal to the aggregate Letter of Credit Obligations at such time, less the aggregate amount of all Letter of Credit Obligations fully secured by Cash Collateral, provided, that at the request of the Borrowers, the Administrative Agent may, in its discretion, maintain the Letter of Credit Reserve in the full amount of the Letter of Credit Facility less the amount of any Letter of Credit Obligations secured by Cash Collateral.

     Liabilities means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

     Lien as applied to the property of any Person means:

     (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom,

     (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

     (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person,

     (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction, excluding informational or precautionary financing statements relating to property leased by a Borrower, and

     (e) in the case of Real Estate, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

     Loan means any Revolving Credit Loan, whether a Prime Rate Loan or a Eurodollar Rate Loan, as well as all such loans collectively.

     Loan Account and Loan Accounts have the meanings specified in Section 5.5.

     Loan Documents means, collectively, this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and each other instrument, agreement and document executed and delivered by a Borrower or any Affiliate or Subsidiary of a Borrower in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

     Lockbox means the U. S. Post Office Box(es) specified in the Lockbox Agreement.

     Lockbox Agreement means the agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

     Master L/C Agreement means the Master Agreement for Letters of Credit dated on or about September 15, 1995, made by the Borrowers and Syratech Hong Kong in favor of NationsBank and its Affiliates setting forth certain terms and conditions of all Letters of Credit, provided that in the case of any conflict between the terms of the Master L/C Agreement and this Agreement, the provisions of this Agreement shall control.

     Materially Adverse Effect means any act, omission, event or undertaking which, singly or in the aggregate, would or could be expected, in the reasonable credit judgment of the Required Lenders, to have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), or results of operations of the Borrowers, taken as a whole, (b) upon the respective ability of the Borrowers to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Administrative Agent or any Lender to enforce any material rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings and in each case as determined by the Required Lenders in the exercise of its/their reasonable credit judgment.

     Merger means the merger of THL Transaction I Corp., a Delaware corporation, with and into Syratech Corporation, with Syratech as the survivor, as contemplated by the Merger Agreement, in furtherance of the Recapitalization.

     Merger Agreement means the Restated Agreement and Plan of Merger dated as of November 27, 1996, effective as of October 23, 1996 as amended effective as of February 14, 1997, and as further modified or amended with the prior consent of the Administrative Agent and the Required Lenders.

     Multiemployer Plan means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrowers or a Related Company is required to contribute or has contributed within the immediately preceding six years.

     NationsBank means NationsBank, N.A. (South).

     Net Income or Net Loss means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

     (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

     (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

     (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

     (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

     (e) any net gain arising from the collection of the proceeds of any insurance policy,

     (f) any write-up of any asset, and

     (g) any other extraordinary item.

     Net Outstandings of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 14.7) to the Administrative Agent in respect of Loans by such Lender under the Revolving Credit Facility, minus (b) all amounts received by the Administrative Agent and paid by the Administrative Agent to such Lender for application, pursuant to this Agreement, to reduction of the outstanding principal balance of the Loans of such Lender.

     Net Worth of any Person means the total shareholders' equity or aggregate partnership capital (including capital stock (including specifically any Preferred Stock), partners' capital, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

     Non-Ratable Loan means a Prime Rate Loan made by NationsBank in accordance with the provisions of Section 4.8(b).

     Note means one of the Revolving Credit Notes, and Notes means more than one of such instruments.

     Notice of Borrowing means a written notice, or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of either a Prime Rate Loan or a Eurodollar Rate Loan, which is given by telex or facsimile transmission in accordance with the applicable provisions of Section 2.2 and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of a Eurodollar Rate Loan, the duration of the applicable Interest Period.

     Notice of Conversion or Continuation has the meaning specified in Section 4.12.

     Operating Lease means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

     PBGC means the Pension Benefit Guaranty Corporation and any successor agency.

     Pending Loan has the meaning specified in Section 4.15(b).

     Permitted Guaranties means (i) any Guaranty by one Borrower of Indebtedness of any other Borrower incurred in the ordinary course of business of such other Borrower, and (ii) Guaranties arising out of the endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

     Permitted Investments means:

     (a) Investments of the Borrowers in:

          (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by a Lender or any Affiliate of a Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000,

          (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same,

          (iii) sales on credit in the ordinary course of business on terms customary in the industry,

          (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business,

          (v) the other Borrowers and in their respective non-Borrower Subsidiaries as existing on the Agreement Date (as the same may increase as a result of such Subsidiaries' profitable operations), and

          (vi) Investments approved by the Administrative Agent or generally recommended by the Administrative Agent or its Affiliates for purchase by borrowers similar to the Borrowers; and

     (b) other Investments (but not including Acquisitions of Business Units) of the Borrowers, the net aggregate amount of which does not at any time exceed $5,000,000.

     Permitted Liens means:

     (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with Section 9.7, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Administrative Agent;

     (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

     (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Real Estate, which in the judgment of the Administrative Agent do not materially detract from the value of such Real Estate or impair the use thereof in the business of the affected Borrower(s);

     (d) Purchase Money Liens securing Permitted Purchase Money Debt;

     (e) Liens of the Administrative Agent and any Lender arising under this Agreement and the other Loan Documents; and

     (f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrowers are fully protected by insurance or in respect of which the Borrowers shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the appropriate Borrower(s).

     Permitted Purchase Money Debt means Purchase Money Debt of the Borrowers incurred after the Agreement Date, as to which each of the following is true:

     (a) such Debt is secured by a Lien at all times confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of such Purchase Money Debt;

     (b) the aggregate principal amount of such Debt does not exceed the lesser of

          (i) the cost (including the principal amount of such Debt, whether or not assumed) of the tangible asset (other than Inventory) subject to such Lien, and

          (ii) the fair value of such tangible asset (other than Inventory) at the time of its acquisition (except that for new property for which there is an established market, fair value shall equal cost);


     (c) such Debt is incurred to acquire property within the limits imposed pursuant to the provisions of Section 11.5; and

     (d) such Debt, when aggregated with the principal amount of all such Debt and Capitalized Lease Obligations of the Borrowers, does not exceed $10,000,000.

     Person means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     Pledge Agreement means each Stock Pledge Agreement dated as of the Effective Date or thereafter, between a Borrower and the Administrative Agent, for the benefit of the Lenders.

     Pledged Securities means the securities from time to time subject to a Pledge Agreement which, as of the Effective Date, shall be at least the securities described on Schedule 1.1A - Pledged Securities.

     Preferred Stock means up to 25,000 shares of Cumulative Redeemable Preferred Stock issued by Syratech in connection with the consummation of the Recapitalization.

     Prime Rate means on any day the per annum rate of interest publicly announced by the Administrative Agent at the Agent's Office from time to time as its "prime rater" in effect on such day. The Prime Rate is a reference used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

     Prime Rate Loan means a Revolving Credit Loan bearing interest determined with reference to the Prime Rate.

     Principal Officers means Leonard Florence and E. Merle Randolph, so long as they are officers of Syratech.

     Projections means the forecasted consolidated (a) balance sheets, (b) statements of operations and (c) cash flow statements of Syratech and the Consolidated Subsidiaries for five-year period beginning January 1, 1997, prepared on a monthly basis as to the first year of such period and thereafter on an annual basis, together with appropriate supporting details and a statement of underlying assumptions.

     Proportionate Share or Ratable Share or Ratable means, as to any Lender, such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the result, expressed as a percentage, obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders, or (iii) if no Loans are outstanding, the result, expressed as a percentage, obtained by dividing such Lender's participation in the outstanding Letter of Credit Obligations by the total Letter of Credit Obligations then outstanding.

     Proprietary Rights means and includes, as to any Borrower, all of such Borrower's now owned and hereafter arising or acquired: patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringement of any of the foregoing.

     Purchase Money Debt means

     (a) Debt created to finance the payment of all or any part of the purchase price of any tangible asset (other than Inventory),

     (b) any Debt incurred at the time of or within 10 days prior to or after the acquisition of any tangible asset (other than Inventory) for the purpose of financing all or any part of the purchase price thereof, and

     (c) any renewals, extensions or refinancings of the foregoing, but not any increases in the principal amounts thereof outstanding at the time.

     Purchase Money Lien means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

     Rauch means Rauch Industries, Inc., a North Carolina corporation and an indirect wholly owned Subsidiary of Syratech.

     Real Estate means all of the Borrowers' now owned or hereafter acquired estates in real property, including, without limitation, all fees, leaseholds, future interests and easements, together with all of the Borrowers' now owned or hereafter acquired interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

     Recapitalization means the series of substantially simultaneous transactions described in Registration Statement on Form S-4 filed by Syratech Corporation with the SEC as amended, including by Amendment No. 3 dated as of March 11, 1997, including the Merger and the issuance of the Senior Notes.

     Receivables has the meaning specified in the definition "Collateral."

     Register has the meaning specified in Section 13.1(d).

     Reimbursement Agreement means, with respect to a Letter of Credit or Bankers Acceptance outstanding on the Effective Date, the agreement or other document pursuant to which the account party under such Letter of Credit is obligated to reimburse the issuer thereof for any amounts drawn thereunder (including such amounts as are evidenced from time to time by outstanding Bankers Acceptances), and with respect to any Letter of Credit issued on or after the Effective Date, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as NationsBank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by NationsBank and the relevant Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

     Reimbursement Obligations means the reimbursement or repayment obligations of the Borrowers to NationsBank pursuant to Section 3.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit (including such amounts as are evidenced from time to time by outstanding Bankers Acceptances).

     Related Company means any (i) corporation or limited liability company which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Borrower; (ii) partnership, limited liability company or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with a Borrower; (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as a Borrower, any entity described in clause (i) above or any entity described in clause (ii) above, or (iv) any other entity required to be aggregated with a Borrower pursuant to Section 141(o) of the Code.

     Release means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Real Estate, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     Remedial Action means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     Required Lenders means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 50%.

     Reserves means at any time the sum of the Usage Reserves and such other reserves against the Borrowing Base as the Administrative Agent may determine from time to time, in the exercise of its reasonable credit judgment, applying standards customary to institutional asset-based lenders, to be an appropriate response to an adverse change affecting the value of the Collateral.

     Restricted Distribution by any Person means (a) the retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment (other than salaries of employees or advances made in the ordinary course of business to employees for travel and other expenses incurred in the ordinary course of business) by such Person with respect to such securities or partnership interests.

     Restricted Payment means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt, Subordinated Debt or other Indebtedness that is junior and subordinate to the Loans, (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person or to any Affiliate of any such Affiliate, and (c) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

     Revolving Credit Availability means, as of the date of determination, the aggregate principal amount of Revolving Credit Loans available to be borrowed by the Borrowers hereunder at the time in accordance with Section 2.1, which shall be an amount equal to the excess, if any, of (a) the lesser of (i) the Revolving Credit Facility minus the Reserves and (ii) the Borrowing Base on such date over
(b) the aggregate principal amount of Revolving Credit Loans outstanding on such date.

     Revolving Credit Facility means the principal sum of $130,000,000, as the same may be reduced from time to time pursuant to the provisions of Section 2.5.

     Revolving Credit Loans means loans made to the Borrowers pursuant to
Section 2.1 and refers to a Prime Rate Loan and a Eurodollar Rate Loan (each a Type of Revolving Credit Loan).

     Revolving Credit Note means each Revolving Credit Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligations of the Borrowers to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to such Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of Exhibit A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

     Rochard means Rochard, Inc., a New York corporation and an indirect wholly owned Subsidiary of Syratech.

     SEC means the Securities and Exchange Commission (and any successor agency).

     Schedule of Inventory means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of Section 8.14(b).

     Schedule of Receivables means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of Section 8.14(a)

     Secured Obligations means, in each case whether now in existence or hereafter arising,

     (a) the principal of and interest and premium, if any, on the Revolving Credit Loans,

     (b) reimbursement and other obligations arising under Letter of Credit Documents or otherwise relating to Letters of Credit,

     (c) obligations from time to time under Interest Rate Protection Agreements, and

     (d) all other indebtedness, liabilities, obligations, overdrafts, covenants and duties of the Borrowers or any of them, to the Administrative Agent or any Lender or any of their respective Affiliates of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated and whether or not evidenced by any note and whether or not for the payment of money, under or in respect of this Agreement, any Note, any Letter of Credit Documents or any of the other Loan Documents.

     Security Documents means each of the following:

     (a) the Financing Statements,

     (b) the Pledge Agreements, and

     (c) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

     Security Interest means the Liens of the Administrative Agent, for its benefit and the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

     Senior Note Indenture means the Indenture dated as of April 16, 1997 between Syratech and State Street Bank and Trust Company, Trustee.

     Senior Notes means up to $205,000,000 in original principal amount of Syratech's 11% Senior Notes due 2007, issued pursuant to the Senior Note Indenture.

     Settlement Date means each Business Day after the Effective Date selected by the Administrative Agent in its sole discretion subject to and in accordance with the provisions of Section 4.8(c)(i) as of which a Settlement Report is delivered by the Administrative Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 4.8.

     Settlement Report means each report, substantially in the form attached hereto as Exhibit E, prepared by the Administrative Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Proportionate Share thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received, by the Administrative Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

     Silvestri means Silvestri, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Syratech.

     Solvent means, as to any Borrower, that such Borrower has capital sufficient to carry on its business and transactions in which it is about to engage and is able to pay its Indebtedness as it matures and owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its Indebtedness.

     Subordinated Debt means any Debt of the Borrowers or any of them which is subordinated to the Secured Obligations on terms and conditions acceptable to the Required Lenders.

     Subsidiary, when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (a) if the holders of such stock or other ownership interests (i) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (ii) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (b) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

     Syratech means Syratech Corporation, a Delaware corporation and the survivor of the Merger.

     Syratech Hong Kong means Syratech (H.K.) Limited, a corporation organized under the laws of Hong Kong, the common stock of which is owned by Syratech and LFA.

     Taxes means, with respect to any Person, any and all present or future taxes, including any change in the basis of taxation (except a change in the rate of taxation on the overall net income of such Person, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which such Person has its principal office), levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof and all interest, penalties, additions to tax or similar liabilities with respect thereto.

     Termination Date means the earlier of

     (a) April 15, 2002, or such later date to which the termination of the Revolving Credit Facility is extended pursuant to Section 2.5, and

     (b) the date on which all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility terminated.

     Total Funded Debt to EBITDA means, for any specified accounting period, the ratio of (a) the sum of the daily average outstanding principal amount of the Loans (and, if any portion of such specified accounting period precedes the Effective Date, the "Loans" under as defined in the Existing Credit Agreement) during such period, plus the outstanding principal amount of all other Funded Debt of Syratech and its Consolidated Subsidiaries, on a consolidated basis (exclusive of the Loans) as of the last day of such period, to (b) EBITDA for such period.

     Towle means Towle Manufacturing Company, a Delaware corporation and a indirect wholly owned Subsidiary of Syratech.

     Type means a Prime Rate Loan or a Eurodollar Rate Loan.

     Unfunded Vested Accrued Benefits means at any time, with respect to any Benefit Plan that is a pension plan within the meaning of Section 3(2) of ERISA, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all such Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

     UCC means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

     Unused Portion means on any date the amount by which the Revolving Credit Facility in effect on such date exceeds the sum of (i) the outstanding principal balance of all Loans on such date, plus (ii) the Letter of Credit Reserve (or lesser amount of Letter of Credit Obligations) on such date if such date is the last day of a month and, if not, on the last day of the month immediately preceding such date.

     Usage Reserves means, at any time, the sum of the Letter of Credit Reserve and the Interest Rate Protection Reserve.

     Valuable Transfer means and shall be deemed to have occurred with respect to a Borrower, if proceeds of any Loan, Letter of Credit or other extension of credit are used, directly or indirectly, to (i) make a loan, advance or capital contribution to such Borrower, (ii) acquire from such Borrower debt securities or other obligations of such Borrower, (iii) acquire property, any interest in which is transferred to such Borrower (but only to the extent of the economic benefit to such Borrower of the interest so transferred), (iv) purchase equity securities of such Borrower, or (v) otherwise confer, directly or indirectly, an economic benefit on such Borrower (but only to the extent of such benefit).

     Wallace means Wallace International Silversmiths, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Syratech.

     Section 1.2 Other Referential Provisions.

     (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

     (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

     (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of this Agreement, or to the corresponding Schedule or Exhibit attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions or schedules or exhibits of or to another document or instrument.

     (f) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Administrative Agent (or otherwise in accordance with the terms hereof).

     (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder and under such Loan Document.

     (h) References to the time of day are to the time of day in the city in which the Agent's Office is located.

     (i) The terms "payment", "prepayment", "distribution" and similar terms used in the definitions "Restricted Distribution" and "Restricted Payment" and in Section 11.6, shall include payment by means of the transfer of funds or of property and, in the event of a transfer of property, the payment shall be deemed to be in an amount equal to the greater of the fair market value and the book value of the property at the time of the transfer.

     (j) Whenever from the context it appears appropriate, the term "Loan", including such term as used as part of a defined term including the term "Loan", shall mean and include a Loan made by all Lenders to the Borrowers as well as a Lender's Proportionate Share of any such Loan.

     (k) Each reference herein to "reasonable attorneys' fees" or "reasonable counsel fees" shall mean and refer to the reasonable fees (and expenses) actually incurred by the party retaining such attorneys or counsel, computed on the basis customarily employed by such attorneys or counsel and not on the basis of a percentage of recovery or percentage of claim or other similar basis. Each party hereto knowingly and intentionally waives any benefit of any otherwise applicable statutory provision that would entitle it to recover attorneys' fees on such a percentage of basis.

     (1) Whenever the phrase "to the knowledge of the Borrowers," or words of similar import relating to the knowledge of the Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of the Principal Officers or (ii) the knowledge that the

Principal Officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter as to which such phrase relates.

     (m) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, inventory and proceeds, as and when used in this Agreement (without being capitalized) or the Security Documents, shall have the meanings given those terms in the UCC.

     (n) Unless otherwise specified herein, any Lien created or purported to be created hereby or by or pursuant to any Loan Document in favor of the Administrative Agent and each payment made to the Administrative Agent, is and shall be deemed to have been created in favor of the Administrative Agent, for its benefit as Administrative Agent and for the Ratable benefit of the Lenders, or made to and received by the Administrative Agent for the Ratable benefit of the Lenders.

     (o) When used without other designation of ownership, the term "Subsidiary" means a Subsidiary of Syratech.

     Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE 2

                            REVOLVING CREDIT FACILITY

     Section 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers in accordance with the provisions of Section 2.2, in amounts equal to such Lender's Proportionate Share of each Revolving Credit Loan requested or deemed requested hereunder, up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the lesser of
(i) the Revolving Credit Facility less the Reserves and (ii) the Borrowing Base; provided, however, that no Borrowing of a Revolving Credit Loan shall exceed the Revolving Credit Availability at the time and the aggregate principal amount of all outstanding Loans under the Revolving Credit Facility (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and intend to use the Borrowing Base as a maximum ceiling on Loans made to the Borrowers under the Revolving Credit Facility; provided, however, that it is agreed that should the aggregate outstanding amount of such Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Loan made under the Revolving Credit Facility which is repaid may, subject to the terms and conditions of this Agreement, be reborrowed by the Borrowers in accordance with the terms of this
Section 2.1. The Administrative Agent's and each Lender's books and records reflecting the date and the amount of each Loan made under the Revolving Credit Facility and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 4.8.

     Section 2.2 Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

     (a) Requests for Borrowing.

          (i) Prime Rate Loans. Unless the Borrowers shall previously have requested a Eurodollar Rate Loan and authorized the application of the proceeds thereof to any purpose described in clauses (A) through (E) below and the Lenders shall have disbursed such Eurodollar Rate Loan for such purpose, a request for the Borrowing of a Prime Rate Loan shall be made, or shall be deemed to be made, in the following manner:

               (A) With respect to the Initial Loan (which may only be a Prime Rate Loan), the Borrowers shall give the Administrative Agent an Initial Notice of Borrowing at least two Business Days prior to the proposed date of the Borrowing, and, with respect to each subsequent Borrowing, the Borrowers may request a Prime Rate Loan by giving the Administrative Agent a Notice of Borrowing, before 11:30 a.m. on the proposed date of the Borrowing, provided that if such notice is received after 11:30 a.m. on the proposed date of Borrowing, the proposed Borrowing may be postponed to the next Business Day.

               (B) Whenever a check or other item is presented to a Disbursing Bank for payment against a Controlled Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and, is hereby irrevocably authorized by the Borrowers to, give the Administrative Agent notice thereof, which notice shall be deemed to be a request for a Prime Rate Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance, and such request shall be irrevocable.

               (C) Unless payment is otherwise made by the Borrowers (or any of them), the coming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Prime Rate Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable.

               (D) Unless payment is otherwise made by the Borrowers (or any of them), the coming due of any other Secured Obligation shall be deemed to be a request for a Prime Rate Loan on the due date in the amount then so due, and such request shall be irrevocable.

               (E) The receipt by the Administrative Agent of notification from NationsBank to the effect that a drawing has been made under a Letter of Credit and that the Borrowers have failed to reimburse NationsBank therefor in accordance with the terms of the Letter of Credit, any applicable Reimbursement Agreement and Article 3, shall be deemed to be a request for a Prime Rate Loan on the date such notification is received in the amount of such drawing which is unreimbursed.

          (ii) Eurodollar Rate Loans. At any time after the Effective Date, the Borrowers may request a Eurodollar Rate Loan under the Revolving Credit Facility by giving the Administrative Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:00 a.m. on the date three Business Days before the day on which the requested Eurodollar Rate Loan is to be made.

          (iii) Written Confirmations. Each written confirmation of a Notice of Borrowing shall be signed by an officer or agent of the requesting Borrower or Borrowers' representative in accordance with the provisions of Section
     4.17 designated to give such notice by its Board of Directors, and the Borrowers shall notify the Administrative Agent in writing of the names of such officers and shall provide the

     Administrative Agent with specimen signatures of such officers (the Authorized Officers). The Administrative Agent shall be entitled to rely conclusively on each such Authorized Officer's authority to request Revolving Credit Loans on behalf of the Borrowers until the Administrative Agent receives from the Borrowers written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any such notice.

          (iv) Notification of Lenders. In the case of each Eurodollar Rate Loan and, unless the Administrative Agent has elected periodic settlements pursuant to Section 4.8, in the case of each Prime Rate Loan, the Administrative Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this Section 2.2(a) by 12:00 noon on the proposed Borrowing date (in the case of Prime Rate Loans) or by 3:00 p.m. two Business Days before the proposed Borrowing date (in the case of Eurodollar Rate Loans). Not later than 2:30 p.m. on the proposed Borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the Agent's Office in funds immediately available to the Administrative Agent, such Lender's Proportionate Share of such Prime Rate Loan or Eurodollar Rate Loan, as the case may be.

     (b) Disbursement of Loans. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to Section 2.2(a) as follows:

          (i) the proceeds of each Borrowing requested under Section 2.2(a)(i)(A) (other than the Borrowing of the Initial Loans), 2.2(a)(i)(B) or 2.2(a)(ii) shall be disbursed by the Administrative Agent in Dollars in immediately available funds by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrowers and the Administrative Agent from time to time, and the proceeds of the Initial Loans under Section 2.2(a)(i)(A) shall be disbursed in accordance with the Initial Notice of Borrowing;

          (ii) the proceeds of each Borrowing deemed requested under Section 2.2(a)(i)(C) or (D) shall be disbursed by the Administrative Agent by way of direct payment of the relevant interest or Secured Obligation; and

          (iii) the proceeds of each Borrowing deemed requested under Section 2.2(a)(i)(E) shall be disbursed by the Administrative Agent directly to NationsBank on behalf of the Borrowers.

     Section 2.3 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

     (a) The outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers in full together with accrued and unpaid interest on the amount repaid to the date of repayment, on the Termination Date.

     (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the lesser of the amounts referred to in clauses (i) and (ii) of Section 2.1, the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment.

     (c) The Borrowers hereby instruct the Administrative Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Administrative Agent on such day pursuant to Section 8.1(b); provided that the amount received pursuant to Section 8.1(b) shall be applied first to repayment of Prime Rate Loans and then, subject to the provisions of
Section 4.16 to repayment of Eurodollar Rate Loans.

     Section 2.4 Revolving Credit Note. Each Lender's Revolving Credit Loans and the joint and several obligation of the Borrowers to repay such Loans shall also be evidenced by a single Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by each Borrower.

     Section 2.5 Reduction of Facility. The amount of the Revolving Credit Facility may be permanently reduced by the Borrowers from time to time, without premium or penalty, on not less than five Business Days' notice to the Administrative Agent, Ratably as to the Lenders' respective Commitments, in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and the Revolving Credit Facility shall be automatically reduced to zero on the Termination Date.

                                   ARTICLE 3

                            LETTER OF CREDIT FACILITY

     Section 3.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, NationsBank agrees to issue for the account of any Borrower one or more Letters of Credit in accordance with this Article 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

     Section 3.2 Amounts. NationsBank shall not have any obligation to issue any Letter of Credit:

     (a) in a face amount greater than Letter of Credit Availability at such time; or

     (b) which has a stated term longer than one calendar year (but which may include a renewal or "evergreen" provision that could, subject to the provisions of Section 3.4(d), result in such Letter of Credit remaining outstanding for more than one year) or an expiration date (or final maturity date of any time draft permitted to be presented thereunder) after the last Business Day that is more than 30 days prior to the Termination Date.

     Section 3.3 Conditions. The obligation of NationsBank to issue any Letter of Credit is subject to the satisfaction of (a) the applicable conditions precedent contained in Article 5 and (b) the following additional conditions precedent in a manner satisfactory to the Administrative Agent and NationsBank:

          (i) the Borrowers shall have delivered to NationsBank and the Administrative Agent at such times and in such manner as NationsBank or the Administrative Agent may prescribe (including by electronic submission) an application in form and substance satisfactory to NationsBank and the Administrative Agent for the issuance of the Letter of Credit, a Reimbursement Agreement (which may be a master reimbursement agreement applicable to more than one Letter of Credit) and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to NationsBank and the Administrative Agent; and

          (ii) as of the date of issuance, no order of any Governmental Authority shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit the issuance or request that NationsBank refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit.

     Section 3.4 Issuance of Letters of Credit.

     (a) Request for Issuance. The Borrowers shall give NationsBank written notice of the Borrowers' request for the issuance of any standby Letter of Credit no later than two Business Days prior to the proposed date of issuance and of any commercial or documentary Letter of Credit no later than the Business Day prior to the date of issuance. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the 30th day prior to the Termination Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the form of the Letter of Credit that the Borrowers request to be issued.

     (b) Responsibilities of the Agent; Issuance. The Administrative Agent shall determine (including at the request of NationsBank, as issuer), as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrowers pursuant to
Section 3.4(a), the amount of the Letter of Credit Availability, provided, that if NationsBank has been advised by the Administrative Agent that the Letter of Credit Reserve is being maintained in the full amount of the Letter of Credit Facility, then NationsBank may make such determination with reference to the Letter of Credit Facility alone. If (i) the form of the Letter of Credit delivered by the Borrowers to NationsBank is acceptable to NationsBank and, as to any standby Letter of Credit, the Administrative Agent in their sole, reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the Letter of Credit Availability and (iii) the Administrative Agent has received a certificate from the Borrowers stating that the applicable conditions set forth in Article 5 have been satisfied (and, absent prior written notice to the contrary, submission of a duly executed (including by tested electronic submission) Letter of Credit application shall constitute a representation by the Borrower(s) to such effect), then NationsBank will cause the Letter of Credit to be issued.

     (c) Notice of Issuance. Promptly after the issuance of any standby Letter of Credit in a face amount greater than $250,000, NationsBank shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Administrative Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit. NationsBank shall furnish a monthly report of Letter of Credit and Bankers Acceptance activity to the Administrative Agent not later than the 10th day of each month with respect to the preceding calendar month showing Letters of Credit issued and outstanding and Bankers Acceptances created and outstanding by account party, face amount and expiration date or maturity date.

     (d) No Extension or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this Section 3.4 are met as though a new Letter of Credit were being requested and issued.

     Section 3.5 Duties of NationsBank. Any action taken or omitted to be taken by NationsBank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of NationsBank to any Lender or relieve any Lender of its obligations hereunder to NationsBank. In determining whether to pay under any Letter of Credit, NationsBank shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

     Section 3.6 Payment of Reimbursement Obligations.

     (a) Payment to Issuer. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrowers, jointly and severally, agree to reimburse NationsBank for any drawings (whether partial or full) under each Letter of Credit issued by NationsBank, including, without being limited to but without duplication paying the amount of any Bankers Acceptance upon presentation thereof at maturity, and agree to pay to NationsBank the amount of all other Reimbursement Obligations and other amounts payable to NationsBank under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower may have at any time against NationsBank or any other Person.

     (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by NationsBank, or by the Administrative Agent and distributed by the Administrative Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from NationsBank or the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent, for the account of the Administrative Agent or NationsBank, their respective Proportionate Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent (or NationsBank) upon the amount required to be repaid by it.

     Section 3.7 Participations.

     (a) Purchase of Participations. On the Effective Date with respect to any Letters of Credit or Bankers Acceptances outstanding on such date and immediately upon issuance by NationsBank of a Letter of Credit or creation by NationsBank of a Bankers Acceptance with respect to all other Letters of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit or Bankers Acceptance, equal to such Lender's Proportionate Share of the face amount thereof (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to NationsBank under Section 4.2(c), and any security therefor or guaranty pertaining thereto).

     (b) Sharing of Letter of Credit Payments. In the event that NationsBank makes a payment under any Letter of Credit and NationsBank shall not have been repaid such amount pursuant to Section 3.6, then NationsBank shall be deemed to have made a Non-Ratable Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Non-Ratable Loan shall be subject to the provisions of
Section 4.8(b) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

     (c) Sharing of Reimbursement Obligation Payments. Whenever NationsBank receives a payment from or on behalf of the Borrowers on account of a Reimbursement Obligation as to which the Administrative Agent has previously received for the account of NationsBank payment from a Lender pursuant to this
Section 3.7, NationsBank shall promptly pay to the Administrative Agent, for the benefit of such Lender, such Lender's Proportionate Share of the amount of such payment from the Borrowers in Dollars. Each such payment shall be made by NationsBank on the Business Day on which NationsBank receives immediately available funds from the Administrative Agent pursuant to the immediately preceding sentence, if received prior to 12:00 noon on such Business Day, and otherwise on the next succeeding Business Day.

     (d) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

     (e) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit and their participations therein pursuant to the provisions of Section 4.8(c) hereof or otherwise and the obligations of the Borrowers to make payments to NationsBank or to the Administrative Agent, for the account of the Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with Section 3.4), including, without limitation, any of the following circumstances:

          (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) The existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, NationsBank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

          (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) The surrender or impairment of any Collateral, Real Estate or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

          (v) The occurrence of any Default or Event of Default; or

          (vi) NationsBank's or the Administrative Agent's failure to deliver the notice provided for in Section 3.4(c).

     Section 3.8 Indemnification. Exoneration.

     (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 3, the Borrowers agree, jointly and severally, to protect, indemnify, pay and save the Lenders and the Administrative Agent harmless from and against any and all claims, demands liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Administrative Agent may incur or be subject to as a consequence, directly or indirectly, of

          (i) the issuance of any Letter of Credit or creation of any Bankers Acceptance, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

          (ii) the failure of NationsBank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as Government
     Acts).

     (b) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Administrative Agent shall not be responsible for:

          (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

          (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

          (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

          (v) errors in interpretation of technical terms,

          (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

          (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit, or

          (viii) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or powers under this Section 3.8.

     (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent, NationsBank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender or the Administrative Agent to the Borrowers (or any of them) or relieve the Borrowers (or any of them) of any of their obligations hereunder to any such Person.

     Section 3.9 Supporting Letter of Credit; Cash Collateral Account. Upon the occurrence of an Event of Default or, if, notwithstanding the provisions of
Section 3.2(b), any Letter of Credit or Bankers Acceptance is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrowers shall, promptly on demand by the Administrative Agent, deposit with the Administrative Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit and Bankers Acceptance then outstanding, as the Administrative Agent shall specify, either (a) a standby letter of credit (a Supporting Letter of Credit) in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in its reasonable judgment in an amount equal to 100% of the greatest amount for which such Letter of Credit may be drawn or the face amount of such Bankers Acceptance, as the case may be, under which Supporting Letter of Credit the Administrative Agent shall be entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent and the Lenders under such Letter of Credit, such Bankers Acceptance or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount equal to 100% of the amount necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent and the Lenders under such Letter of Credit, such Bankers Acceptance or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Administrative Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Administrative Agent may at any time after the occurrence of such an Event of Default that is continuing or the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account or an Investment Account and shall be administered in accordance with the provisions of Section 4.16. If the Administrative Agent has demanded and received Cash Collateral by reason of the occurrence of an Event of Default and such Event of Default has been cured or waived by the requisite Lenders (as evidenced by a written acknowledgement thereof by the Administrative Agent) and no other Default or Event of Default has occurred and is continuing or would exist after giving effect to any requested release of such Cash Collateral, and the Borrowers have certified such fact to the Lenders and the Administrative Agent, then the Administrative Agent shall release to the Borrowers, upon their request, such Cash Collateral.


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


                                   ARTICLE 4

                             GENERAL LOAN PROVISIONS

     Section 4.1 Interest.

     (a) Prime Rate Loans. Subject to the provisions of Section 4.1(d), the Borrowers will pay interest on the unpaid principal amount of each Prime Rate Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of prepayment or acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Prime Rate, payable monthly in arrears as it accrues on each Interest Payment Date.

     (b) Eurodollar Rate Loans. Subject to the provisions of Section 4.1(d), the Borrowers will pay interest on the unpaid principal amount of each Eurodollar Rate Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate, payable in arrears as it accrues on each Interest Payment Date, on the last day of such Interest Period, when such Eurodollar Rate Loan is due (whether at maturity, by reason of prepayment or acceleration or otherwise) or is continued or converted to a Loan of a different Type.

     (c) Other Secured Obligations. The Borrowers will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable, other than the Loans, in accordance with
Section 4.1(a) or (d), as applicable, as if such Secured Obligation were a Prime Rate Loan.

     (d) Default Rate. If there shall occur and be continuing an Event of Default, at the election of the Required Lenders, the unpaid principal amount of the Loans and other Secured Obligations shall no longer bear interest in accordance with the terms of Section 4.1(a), 4.1(b) or 4.1(c), but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the sum of
(i) the Default Margin and (ii) the rate otherwise applicable to such Loan or other Secured Obligation, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 12.1(f) or (g).

     (e) Calculation of Interest. The interest rates provided for in Sections 4.1(a), (b), (c) and (d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Prime Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate.

     (f) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the Maximum Rate). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (ii) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect (iii) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (iv) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrowers. For the purposes of computing the Maximum Rate, to the extent permitted by applicable law, all interest and charges, discounts, amounts, premiums or fees deemed to constitute interest under applicable law, shall be amortized, prorated, allocated and spread in substantially equal parts throughout the full term of this Agreement. The provisions of this Section 4.1(f) shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section 4.1(f) is specifically referred to therein).

     Section 4.2 Certain Fees.

     (a) Agent Fee. For administration and other services performed by the Administrative Agent in connection with its continuing administration of this Agreement, the Borrowers shall pay to the Administrative Agent, for its own account and not for the account of the Lenders, an annual fee of $75,000, payable on the Effective Date and on each anniversary thereof thereafter for so long as any Secured Obligation shall remain outstanding or the Revolving Credit Facility shall not have been terminated.

     (b) Commitment Fee. In connection with and as consideration for the holding available for the use of the Borrowers hereunder the full amount of the Revolving Credit Facility, the Borrowers will pay a fee to the Administrative Agent, for the Ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to l/2 of 1% per annum of the Unused Portion of the Revolving Credit Facility for such day. Such fee shall be payable in arrears on each Interest Payment Date and on the date of any permanent reduction in the Revolving Credit Facility.

     (c) Letter of Credit and Acceptance Fees.

          (i) The Borrowers agree to pay to the Administrative Agent, for the Ratable benefit of the Lenders, Letter of Credit fees equal to (A) 1/4 of 1% on the face amount of each commercial or documentary Letter of Credit and (B) the Applicable Margin applicable from time to time to Eurodollar Rate Loans on the average daily aggregate Letter of Credit Amount of all standby Letters of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to the Administrative Agent for the Ratable benefit of the Lenders (x) as to commercial or documentary Letters of Credit, on the date of the first drawing thereunder or if the Letter of Credit expires undrawn, on the date of expiration and (y) as to standby Letters of Credit, annually in advance, on the date of issuance and annually thereafter so long as such standby Letter of Credit is outstanding, and all such fees shall be calculated based on a year of 360 days and the actual number of days in the stated term thereof. On the Effective Date, the Borrowers shall pay to the Administrative Agent for the Ratable benefit of the Lenders, an additional fee on standby Letters of Credit outstanding on the Effective Date at a rate equal to the Applicable Margin applicable on such date to Eurodollar Rate Loans, less 1%, on the Letter of Credit Amount of each such Letter of Credit, for the period from the Effective Date to the expiration date of such Letter of Credit (or such earlier date to which all fees due on such Letter of Credit as of its issuance had already been paid). As of the Effective Date, a fee in an amount equal to 1/4 of 1% on the face amount of each commercial or documentary Letter of Credit outstanding on the Effective Date shall accrue and be payable as provided in clause (x) above. In the event any standby Letter of Credit is reduced, canceled or terminated prior to the expiration of its stated term, the Lenders will make appropriate adjustments in such fees based on the actual average daily face amount of outstanding standby Letters of Credit and will refund to the Borrowers the amount of any excess fee paid pursuant to this Section 4.2(c).

          (ii) The Borrowers agree to pay to the Administrative Agent, for the account of NationsBank, a fee in the amount of 1/8 of 1% of the face amount of each standby Letter of Credit issued on or after the Effective Date, payable in advance on the date of issuance, and, as to all Letters of Credit, the usual and customary letter of credit fees of NationsBank, as and when assessed.

          (iii) The Borrowers agree to pay to the Administrative Agent, for the Ratable account of the Lenders, on the face amount of each Bankers Acceptance, an acceptance commission at a rate equal to the Applicable Margin applicable to Eurodollar Rate Loans (A) as of the Effective Date as to Bankers Acceptances outstanding on the Effective Date or (B) at the time of creation of such Bankers Acceptance as to all Bankers Acceptances created after the Effective Date, for the period from the Effective Date or the later date of its creation, as applicable, to the stated maturity date thereof, payable on said maturity date.

     (d) Collection Fee. During the period from and including the Effective Date to and including the Termination Date, the Borrowers will pay to the Administrative Agent for its own account on each Interest Payment Date an amount computed at the Effective Interest Rate applicable to Prime Rate Loans on each remittance (other than a remittance received by the Administrative Agent via wire transfer or otherwise received in immediately available funds) received by the Administrative Agent against Receivables (as contemplated by Section 8.1 hereof) during the preceding month, from the close of business on the date of receipt of each such remittance until the close of business on the Business Day following the receipt of the remittance, as compensation for delays in the collection and clearance of checks and other remittances.

     (e) General. All fees provided for herein and in any separate fee letter to which the Administrative Agent is a party shall be computed based on a year of 360 days for the actual number of days elapsed and shall be fully earned by the identified recipient thereof when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund or rebate. All fees provided for in this Section 4.2 and in any such separate letter are compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

     Section 4.3 Manner of Payment.

     (a) Except as otherwise expressly provided in Section 8.1(b), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Administrative Agent or the Lenders under this Agreement or any Note shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Administrative Agent, for its own account or the account of the Lenders, as the case may be, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 4:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

     (b) Each Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of such Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

     Section 4.4 General. If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it may, at the Administrative Agent's discretion, be made on the next succeeding day which is a Business Day and any such extension of time shall be included in computing interest, if any, payable in connection with such payment.

     Section 4.5 Loan Accounts; Statements of Account.



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


     (a) Each Lender shall open and maintain on its books at least one loan account in the Borrowers' name (each, a Loan Account and collectively, the Loan Accounts). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loans, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrowers.

     (b) The Administrative Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share therein.

     (c) The entries made in the accounts pursuant to subsections (a) and (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

     (d) The Administrative Agent will account to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Administrative Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Administrative Agent is notified by the Borrowers in writing to the contrary within 30 days of the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Administrative Agent to render such account shall in no way affect the rights of the Administrative Agent or of the Lenders hereunder.

     Section 4.6 Termination of Agreement. Subject to the provisions of Section 4.10, the Borrowers shall have the right, at any time, to terminate this Agreement upon not less than 30 Business Days' prior written notice, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, provided, that the Borrowers shall, on or prior to such date, pay to the Administrative Agent, for its account and the account of the Lenders, in same day funds, an amount equal to all Secured Obligations (other than with respect to Letter of Credit Obligations) outstanding on such date, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lenders pursuant to Sections 4.9, 4.10, 4.16, 15.2, 15.3 and 15.11, and, in addition thereto, shall deliver to the Administrative Agent, in respect of each outstanding Letter of Credit and Bankers Acceptance, either a Supporting Letter of Credit or Cash Collateral as provided in Section 3.9. Additionally, the Borrowers shall provide the Administrative Agent and the Lenders with indemnification in form and substance satisfactory to the Administrative Agent in its reasonable judgment with respect to such matters as the Administrative Agent and the Lenders shall reasonably require and a general release of all claims. Following a notice of termination as provided for in this Section 4.6(b) and upon payment in full of the amounts specified in this Section 4.6(b), and execution and delivery of any required indemnification and release, this Agreement shall be terminated and the Administrative Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto, except for the obligations to the Administrative Agent and the Lenders pursuant to
Section 15.11 hereof, which shall survive any termination of this Agreement.

     Section 4.7 Making of Loans.

     (a) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

     (b) Assumption by Agent. Subject to the provisions of Section 4.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans under the Revolving Credit Facility hereunder subsequent to the Initial Loans, unless the Administrative Agent shall have received notice from a Lender in accordance with the provisions of Section 4.7(c) prior to a proposed Borrowing date that such Lender will not make available to the Administrative Agent such Lender's Proportionate Share of the Revolving Credit Loan to be borrowed on such date, the Administrative Agent may assume that such Lender will make such Proportionate Share available to the Administrative Agent in accordance with
Section 2.2(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not make such Proportionate Share available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at the Effective Interest Rate or, if lower, subject to Section 4.1(f), the Maximum Rate if repaid by the Borrowers or at the Federal Funds Effective Rate, if paid by such Lender. If such Lender shall repay to the Administrative Agent such corresponding amount, the amount so repaid shall constitute such Lender's Proportionate Share of the Loan made on such Borrowing date for purposes of this Agreement. The failure of any Lender to make its Proportionate Share of any Loan available shall not (without regard to whether a Borrower shall have returned the amount thereof to the Administrative Agent in accordance with this Section 4.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Proportionate Share of the Loan available on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Proportionate Share of a Loan available on the Borrowing date.

     (c) Delegation of Authority to Agent. Without limiting the generality of
Section 15.1, each Lender expressly authorizes the Administrative Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the applicable rates set forth in the definition "Borrowing Base," (ii) the creation or elimination of any reserves (other than the


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


Usage Reserves) against the Revolving Credit Facility and the Borrowing Base and
(iii) the designation of any Inventory or Receivables as not constituting Eligible Inventory or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Administrative Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Administrative Agent such withdrawal of authorization shall not become effective until the 30th Business Day after receipt of such notice by the Administrative Agent. Thereafter, the Required Lenders shall jointly instruct the Administrative Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Administrative Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Administrative Agent such Lenders' Ratable Share of Loans made after the effective date of such notice, the Administrative Agent shall be entitled to continue to make the assumptions described in Section 4.7(b). After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Administrative Agent unless otherwise agreed by the Administrative Agent, the Administrative Agent shall be entitled to make the assumptions described in
Section 4.7(b) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. on the Business Day next preceding the day on which the Loan is to be made. The Administrative Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its Ratable Share of such Loan available to the Administrative Agent. Any withdrawal of authorization under this Section 4.7(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

     (d) Agent's Additional Authority. Any provision of this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby authorizes the Administrative Agent, in its sole discretion and for the Ratable account of each such Lender, to request that NationsBank make Prime Rate Loans entitled to all the benefits of this Agreement available to Non-Ratable Loans to the Borrowers in excess of Revolving Credit Availability at the time such Loans are made, provided, that the aggregate outstanding principal amount of all Loans shall not exceed the Borrowing Base (i) by an amount greater than $5,000,000 or
(ii) for more than five consecutive Business Days in any Fiscal Year or (iii) for more than 10 days in any Fiscal Year and provided, further, that in no event shall the aggregate outstanding principal amount of all Loans exceed the Revolving Credit Facility less the Reserves.

     Section 4.8 Settlement Among Lenders.

     (a) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Ratable Share of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to make its Ratable Share of

Loans under the Revolving Credit Facility in accordance with the terms of this Agreement and each Lender's right to receive its Ratable Share of principal payments on Revolving Credit Loans, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 4.8.

     (b) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this Section 4.8, settlement among the Lenders as to Prime Rate Loans may occur periodically on Settlement Dates determined from time to time by the Administrative Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 6.2 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this Section 4.8 in accordance with the Settlement Report delivered by the Administrative Agent pursuant to the provisions of this Section 4.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Ratable Share of the Revolving Credit Loans.

          (i) Selection of Settlement Dates. If the Administrative Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Prime Rate Loans less frequently than each Business Day, then the Administrative Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; provided, however, that (A) the Administrative Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date and (B) a Settlement Date shall occur not less often than every five Business Days. The Administrative Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report will be in the form of Exhibit E hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

          (ii) Non-Ratable Loans and Payments. Between Settlement Dates, the Administrative Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrowers out of NationsBank's own funds, the entire principal amount of any Prime Rate Loan requested or deemed requested pursuant to Section 2.2(a) (any such Prime Rate Loan being referred to as a Non-Ratable Loan). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Proportionate Share of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Administrative Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to the Administrative Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Proportionate Share of the principal amount of such Non-Ratable Loan. Any payments received by the

     Administrative Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Proportionate Share of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank. Upon demand by another Lender, with notice thereof to the Administrative Agent, NationsBank shall pay to the Administrative Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Proportionate Share of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Proportionate Share of any Non-Ratable Loans) paid only to NationsBank by the Administrative Agent.

          (iii) Settlement. On each Settlement Date each Lender shall transfer to the Administrative Agent and the Administrative Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, each Lender's Net Outstandings are equal to such Lender's Proportionate Share of the aggregate principal amount of all Revolving Loans then outstanding.

          (iv) Return of Payments. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of NationsBank's Proportionate Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Administrative Agent, pay to the Administrative Agent for the account of NationsBank, an amount equal to the excess of such Lender's Proportionate Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

          (v) Payments to Agent, Lenders.

               (A) Payment by any Lender to the Administrative Agent shall be made not later than 1:30 p.m. on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Administrative Agent to any Lender shall be made by wire transfer, promptly following the Administrative Agent's receipt of funds for the account of such Lender and in the type of funds received by the Administrative Agent, provided that if the Administrative Agent receives such funds at or prior to 1:00 p.m., the Administrative Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.

               (B) If a Lender shall, at any time, fail to make any payment to the Administrative Agent required hereunder, the Administrative Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Administrative Agent may elect in its sole discretion.

               (C) With respect to the payment of any funds under this Section 4.8(b), whether from the Administrative Agent to a Lender or from a Lender to the Administrative Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

     (c) Settlement of Other Secured Obligations. All other amounts received by the Administrative Agent on account of, or applied by the Administrative Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to Sections 4.2(b), (c) and (d) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Administrative Agent at or prior to 1:00 p.m. on a Business Day will be paid by the Administrative Agent to each Lender on the same Business Day, and any such amounts that are received by the Administrative Agent after 1:00 p.m. will be paid by the Administrative Agent to each Lender on the following Business Day, except, that fees payable in respect of commercial or documentary Letters of Credit upon issuance thereof pursuant to Section 4.2(c)(i)(A) shall be paid by the Administrative Agent to the Lenders Ratably, payable monthly in arrears on each Interest Payment Date. On the Effective Date, the Administrative Agent will cause to be paid to each Lender other than NationsBank (without any increase in any amount payable by the Borrowers), an amount equal to 2.25% per annum on such Lender's Ratable Share of each standby Letter of Credit outstanding on the Effective Date, for the period from the Effective Date to the expiration date of such standby Letter of Credit (or such earlier date to which all fees due on such Letter of Credit as of its issuance had already been paid). Unless otherwise stated herein, the Administrative Agent shall distribute to each Lender such Lender's share of fees payable to the Lenders pursuant to Section 4.2(b) based on such Lender's unused Commitment, and such Lender's Proportionate Share of fees payable to the Lenders pursuant to Sections 4.2(c) and (d) and shall distribute to each Lender such Lender's Proportionate Share (or if different, such Lender's share based upon the amount of the Secured Obligations then owing to each Lender) of the proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default.

     (d) Allocation of Payments from Borrowers. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Borrowers or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Administrative Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this Section 4.8(e)): (i) first, to NationsBank to


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


pay principal and accrued interest on any portion of any Non-Ratable Loan which NationsBank may have advanced on behalf of any Lender (other than itself) and for which NationsBank has not been reimbursed by such Lender or the Borrowers,
(ii) second, to the Administrative Agent to pay the amount of expenses that have not been reimbursed to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iii) third, to the Administrative Agent to pay any indemnified amount that has not been paid to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iv) fourth, to the Lenders for any indemnified amount that they have paid to the Administrative Agent and for any expenses that they have reimbursed to the Administrative Agent; (v) fifth, to the Administrative Agent to pay any fees due and payable to the Administrative Agent under this Agreement; (vi) sixth, to the Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations then outstanding and held by any Lender to be shared among Lenders on a Ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrowers); and (vii) seventh, to the holders of the other Secured Obligations who are not Lenders on a pro rata basis. The allocations set forth in this Section 4.8(e) are solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves and may be changed by the Administrative Agent and the Lenders without notice to or the consent or approval of the Borrowers or any other Person. Whenever allocation is made pursuant to this Section 4.8(e) to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

     Section 4.9 Prepayment Fee. If the Borrowers prepay the Loans in whole and terminate this Agreement prior to the first Anniversary other than from the proceeds of a primary offering of equity securities of Syratech or the sale of the Company as a whole, the Borrowers shall pay to the Administrative Agent for the Ratable benefit of the Lenders on such date of termination, as liquidated damages and compensation for the costs of making funds available to the Borrowers under this Agreement, and not as a penalty, an amount equal to 2% of the amount of the Revolving Credit Facility on the Effective Date.

     Section 4.10 Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any Eurodollar Rate Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan or, after having given a Notice of Borrowing with respect to any Eurodollar Rate Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a Eurodollar Rate Loan, such Loan is not made or is not continued as or converted into a Eurodollar Rate Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in Article 5, the Borrowers shall pay to each Lender upon the request of the Administrative Agent or such Lender, in addition to any amounts that may be due under Section 4.9, an amount (if a positive number) computed pursuant to the following formula:

     L = (R-T) x P x D
         -------------
              360

     L = amount payable

     R = interest rate applicable to the Eurodollar Rate Loan not borrowed, continued or converted, or prepaid

     T = effective interest rate per annum at which any readily marketable bonds or other obligations of the United States, selected at the Administrative Agent's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such Loan and in approximately the same amount as such Loan, can be purchased by such Lender on the day of such payment of principal or failure to borrow, continue or convert

     P = the amount of principal paid or the amount of the Loan requested or to have been continued or converted

     D = the number of days remaining in the Interest Period as of the date of such payment or the number of days in the requested Interest Period

The Borrowers shall pay such amount upon presentation by the Administrative Agent (or as to any Lender, by such Lender) of a statement setting forth the amount and the Administrative Agent's (or such Lender's) calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     Section 4.11 Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to the Lenders under this Article 4 shall be made as though each Lender had actually funded or committed to fund its Eurodollar Rate Loans through the purchase of an underlying deposit in an amount equal to the amount of such ratable share and having a maturity comparable to the relevant Interest Period for such Eurodollar Rate Loan, provided, however, each Lender may fund its Eurodollar Rate Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Article 4.

     Section 4.12 Notice of Conversion or Continuation. Whenever the Borrowers desire, subject to the provisions of Section 4.7, to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding Eurodollar Rate Loan for a subsequent Interest Period, the Borrowers shall notify the Administrative Agent by telephone or in writing (which notice shall be irrevocable) not later than 11:00 a.m. (London time) on the date two Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the applicable Eurodollar Rate Loan). Each such notice (a Notice of Conversion or Continuation) shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (iv) the Interest Period to be applicable to the Eurodollar Rate Loan as converted or continued, and shall, if notice


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


thereof was originally given by telephone, be immediately followed by a signed, written confirmation thereof by the Borrowers in a form acceptable to the Administrative Agent, provided that if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Administrative Agent shall control absent manifest error.

     Section 4. 13 Conversion or Continuation. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of Sections
4.12 and 4.15), the Borrowers may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a Eurodollar Rate Loan, shall be the last day of the Interest Period applicable to such
Loan), upon notice (which notice shall be irrevocable) given in accordance with
Section 4.12.

     Section 4.14 Duration of Interest Periods: Maximum Number of Eurodollar Rate Loans: Minimum Increments.

     (a) Subject to the provisions of the definition "Interest Period," the duration of each Interest Period applicable to a Eurodollar Rate Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrowers may elect a subsequent Interest Period to be applicable to any Eurodollar Rate Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with Section 4.12.

     (b) If the Administrative Agent does not receive a notice of election in accordance with Section 4.12 with respect to the continuation of any Eurodollar Rate Loan within the applicable time limits specified in said Section 4.12, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrowers shall be deemed to have elected to convert such Eurodollar Rate Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor.

     (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

     (d) In no event shall there be more than six Eurodollar Rate Loans outstanding hereunder at any time. For the purpose of this subsection (d), each Eurodollar Rate Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

     (e) Each Eurodollar Rate Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $250,000 in excess thereof.

     Section 4.15 Changed Circumstances.

     (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental


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


Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, such Lender shall notify the Administrative Agent of such event and the Administrative Agent shall notify the Borrowers of such event, and the right of the Borrowers to select Eurodollar Rate Loan for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and the Borrowers shall forthwith prepay in full all Eurodollar Rate Loans then outstanding and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrowers, within three Business Days after such notice from the Administrative Agent, request the conversion of all Eurodollar Rate Loans then outstanding into Prime Rate Loans, provided, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrowers shall also pay any amount due pursuant to Section 4.10.

     (b) If the Administrative Agent shall, at least one Business Day before the date of any requested Revolving Credit Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a Eurodollar Rate Loan (each such requested Revolving Credit Loan made and Loan to be converted or continued, a Pending Loan), notify the Borrowers that the Eurodollar Rate will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a Eurodollar Rate Loan or that the Interbank Offered Rate is not reasonably determinable, including from any interest rate reporting service of recognized standing, then the right of the Borrowers to select Eurodollar Rate Loans for such Pending Loan, any subsequent Revolving Credit Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan.

     (c) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation of, in each case after the date hereof, any law or regulation (except to the extent such introduction, change or interpretation affects taxes measured by net income), or
(ii) the compliance with any guideline or request (except to the extent such guideline or request affects taxes measured by net income) from any central bank or other governmental authority (whether or not having the force of law) made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans (other than as separately provided for in Section 4.15(d)), then the Borrowers shall from time to time, within 30 days after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.


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


     (d) If (i) the adoption of or change in, after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change, after the date hereof, in the interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance by such Lender with any guideline, request or directive, made or promulgated after the date hereof, of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on a Lender's capital as a consequence of its maintaining its Loans or commitment to make Revolving Credit Loans hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) or if any change in law regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) subjects a Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), in each case by any amount deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrowers and the Administrative Agent thereof. The Borrowers agree to pay to the Administrative Agent, for the account of such Lender, as an additional fee from time to time, within 30 days after demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction.

     (e) Before giving any notice pursuant to Section 4.15(a) or making any demand pursuant to Section 4.15(c) or (d), each Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost or reduction in return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (f) A certificate of a Lender claiming compensation under Section 4.15(c) or (d) shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution methods.

     (g) If, within 60 days after a Lender makes demand (which is not withdrawn) for compensation pursuant to Section 4.14(c) or (d), the Borrowers identify an Eligible Assignee willing to acquire by assignment, pursuant to an Assignment and Acceptance and otherwise in accordance with the provisions of Article 13, all (but not less than all) of the interests of such Lender hereunder, such Lender shall promptly consummate such transfer of its interests hereunder in conformity with the applicable provisions of Article 13.


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


     Section 4.16 Cash Collateral Account.

     (a) Cash Collateral Account. The Borrowers shall establish a Cash Collateral Account in which to deposit Collateral consisting of cash or Cash Equivalents from time to time,

          (i) representing payments received pursuant to Section 2.3(b) or (c) or Section 4.15 in excess of then outstanding Revolving Credit Loans or on account of Eurodollar Rate Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto,

          (ii) with respect to Letter of Credit Obligations (x) at the request of the Administrative Agent upon the occurrence of an Event of Default, or
     (y) for the purposes set forth in Section 4.6 in the event of termination of this Agreement, or

          (iii) for any other purpose appropriate under this Agreement to provide security for the Secured Obligations.

On the last day of the applicable Interest Period as to any amounts deposited to the Cash Collateral Account pursuant to clause (i) above or if a drawing under a Letter of Credit occurs with respect to any amounts deposited to the Cash Collateral Account pursuant to clause (ii) above, each Borrower hereby authorizes the Administrative Agent to use the monies deposited in the Cash Collateral Account to make payment to the payee with respect to such Loan or drawing. The Cash Collateral Account shall be in the name of the Administrative Agent and the Administrative Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. Each Borrower agrees that it will not at any time (x) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (y) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Administrative Agent to withdraw funds from the Cash Collateral Account as provided herein, the Administrative Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrowers may direct prior to the occurrence of a Default or Event of Default and as the Administrative Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash


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


Equivalents shall be deposited and held by the Administrative Agent in the Cash Collateral Account. The Administrative Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this Section 4.16.

     Section 4.17 Borrowers' Representative. Each of LFA, Holding, Wallace, Towle, Silvestri, Rauch, Rochard, Holiday and Farberware hereby appoints Syratech and Syratech shall act under this Agreement as, the representative of such other Borrowers for all purposes, including, without being limited to, requesting Borrowings and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion or Continuation, disbursement instruction, report, information or any other notice or communication made or given by Syratech, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers," and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such Notice, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers' liability for the Secured Obligations be affected, provided that the provisions of this Section 4.17 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. The Administrative Agent and each Lender intend to maintain a single Loan Account in the name of "Syratech Corporation" hereunder and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations.

     Section 4.18 Joint and Several Liability.

     (a) Joint and Several Liability. The Secured Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Administrative Agent and the Lenders for all Secured Obligations and shall have the obligations of co-maker with respect to the Revolving Credit Loans, the Revolving Credit Notes and the Secured Obligations, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Revolving Credit Loan or other Secured Obligation payable to the Administrative Agent or any Lender, it will forthwith pay the same, without notice or demand.

     (b) No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any


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


Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for the Secured Obligations until the Secured Obligations are paid in full and the Revolving Credit Facility is terminated.

     Section 4.19 Obligations Absolute. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any Loan Documents or any other agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including, but not limited to, any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise;

     (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;

     (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or

     (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

     Section 4.20 Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers described in Section 4.19 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Secured Obligations, nor by any other


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agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Secured Obligations, the Revolving Credit Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. ss. 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is incorporated or in which any Borrower conducts business.

     Section 4.21 Waiver of Subrogation and Contribution of Borrowers. Except as expressly provided in Section 4.22, each Borrower hereby irrevocably waives any claims or other rights that it may now have or hereafter acquire against any other Borrower that arise from the existence, payment, performance or enforcement of the Secured Obligations or any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against any other Borrower or any collateral that the Administrative Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to a Borrower in violation of the preceding sentence at any time prior to the later of the payment in full of the Secured Obligations and the Termination Date, such amount shall be deemed to have been paid to such Borrower for the benefit of, and held in trust for the benefit of, the Administrative Agent, for its own benefit and the benefit of the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied to the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Secured Obligations or other amounts payable under this Agreement thereafter arising. Each Borrower acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 4.21 is knowingly made in contemplation of such benefits.

     Section 4.22 Right of Contribution of Borrowers. Each Borrower hereby agrees that to the extent that any other Borrower shall have paid in respect of the Secured Obligations more than the aggregate amount of all Valuable Transfers to it hereunder, it shall be entitled to seek and receive contribution from and against any other Borrower which has paid less in respect of the Secured Obligations than the aggregate amount of all Valuable Transfers to it hereunder.


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


The provisions of this Section 4.22 shall not limit the obligations and liabilities of any Borrower to the Administrative Agent or any Lender, and each Borrower shall remain liable to the Administrative Agent and the Lenders for the full amount as to which such Borrower is obligated hereunder.

     Section 4.23 Funds Transfer Services

     (a) The Borrowers acknowledge that the Administrative Agent has made available to it as Annex C hereto a description of security procedures regarding funds transfers executed by NationsBank or an Affiliated bank at the request of the Borrowers (the Security Procedures). The Borrowers and the Administrative Agent agree that the Security Procedures are commercially reasonable. The Borrowers further acknowledge that the full scope of the Security Procedures which NationsBank and its Affiliated banks offer and strongly recommend for funds transfers is available only if the Borrowers communicate directly with NationsBank or such Affiliated bank as applicable in accordance with said procedures. If the Borrowers attempt to communicate by any other method or otherwise not in accordance with the Security Procedures, NationsBank or such Affiliated bank, as applicable, shall not be required to execute such instructions, but if NationsBank or such Affiliated bank, as applicable, does so, the Borrowers will be deemed to have refused the Security Procedures that NationsBank and its Affiliated banks offer and strongly recommend, and the Borrowers will be bound by any funds transfer, whether or not authorized, which is issued in the name of the Borrowers (or any of them) and accepted by NationsBank or such Affiliated bank, as applicable, in good faith. NationsBank or any Affiliated bank, as applicable, may modify the Security Procedures at such time or times and in such manner as NationsBank or such Affiliated bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use NationsBank's or such Affiliated bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, the Borrowers agree that the Security Procedures, as modified, are likewise commercially reasonable. The Borrowers further agree to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

     (b) NationsBank and its Affiliated banks will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, NationsBank or any of its Affiliated banks may use any means and routes that NationsBank or such Affiliated bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not NationsBank or such Affiliated bank, as applicable, is a member of the system, clearinghouse or arrangement and the Borrowers acknowledge that NationsBank's or such Affiliated bank's, as applicable, right to reverse, adjust,


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


stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.


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


                                    ARTICLE 5

                              CONDITIONS PRECEDENT

     Section 5.1 Conditions Precedent to Initial Loans. Notwithstanding any other provision of this Agreement, the obligations of the Lenders to make Loans hereunder are subject to the satisfaction of each of the following conditions, prior to or contemporaneously with the making of the Initial Loans:

     (a) Closing Documents. The Administrative Agent shall have received each of the following (in sufficient copies, other than the Notes, for all Lenders), all of which shall be satisfactory in form and substance to the Administrative Agent and its special counsel:

          (1) This Agreement, duly executed and delivered by each Borrower.

          (2) The Revolving Credit Notes to the order of each Lender, duly executed and delivered by each Borrower.

          (3) Certified copies of the articles of incorporation and by-laws of each Borrower as in effect on the Effective Date.

          (4) Certified copies of all corporate action and shareholder action, if necessary, taken by each Borrower or its shareholders, as the case may be, to authorize the execution, delivery and performance of this Agreement and the Loan Documents to which it is a party and the borrowings under this Agreement.

          (5) Certificates of incumbency and specimen signatures with respect to each of the officers of each Borrower authorized to execute and deliver this Agreement and the Loan Documents on its behalf or any certificate or instrument to be delivered in connection with this Agreement or to request borrowings under this Agreement.

          (6) A signed opinion of each of (i) the General Counsel of Syratech,
     (ii) Hutchins, Wheeler & Dittmar, special counsel for the Borrowers and
     (iii) such local counsel as the Administrative Agent may deem desirable, as to such matters in connection with this Agreement and the Loan Documents as any Lender through the Administrative Agent, may reasonably request.

          (7) A Certificate of the Chief Financial Officer stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

               (A) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both


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


          with and without giving effect to the Initial Loans and the application of the proceeds thereof, and

               (B) no Default or Event of Default exists, and the Administrative Agent shall be satisfied as to the accuracy thereof.

          (8) The Financing Statements duly executed and delivered by the Borrowers, and evidence satisfactory to the Administrative Agent that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest.

          (9) Landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located.

          (10) A report from a qualified engineering firm or other qualified consultant acceptable to the Administrative Agent with respect to a "phase I" investigation and assessment of all owned Real Estate, which shall be based on a thorough review of past and present uses, occupants, ownership and tenancy of the property and/or adjacent properties and/or adjacent properties regarding compliance with Environmental Laws.

          (11) An appraisal of all Inventory, prepared by an appraiser satisfactory to the Administrative Agent, establishing values at levels satisfactory to the Administrative Agent.

          (12) A certification or opinion as to the Solvency of Syratech and its Subsidiaries, prepared by Murray Devine & Company or another reputable, independent firm acceptable to the Administrative Agent, prepared on a basis (including, giving pro forma effect to the Merger and the transactions contemplated by this Agreement) and otherwise in form and substance satisfactory to the Administrative Agent.

          (13) A Schedule of Inventory and a Schedule of Receivables, each prepared as of a recent date.

          (14) Certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 9.8(b).

          (15) Such Agency Account Agreements as shall be required by the Administrative Agent duly executed by the applicable Clearing Bank and the relevant Borrower.

          (16) A Borrowing Base Certificate prepared as of a date within five Business Days prior to the Effective Date duly executed and delivered by the Chief Financial Officer.

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


          (17) An Initial Notice of Borrowing from the Borrowers to the Administrative Agent requesting the Initial Loans and specifying the method of disbursement.

          (18) Copies of all the financial statements referred to in Section 6.1(m) and meeting the requirements thereof.

          (19) Evidence satisfactory to the Administrative Agent of the release and termination of (or agreement to release and terminate) or, at its discretion, assignments of all Liens other than Permitted Liens, including, without being limited to, a payoff letter from Nations Bank as the lender under the Existing Credit Agreement.

          (20) A certification from the Principal Officers of the Borrowers as to such factual matters as shall be required by the Administrative Agent.

          (21) One or more Pledge Agreements, duly executed and delivered by Syratech and, as to certain indirect Subsidiaries of Syratech, other Borrowers, together with stock transfer powers, duly executed by Syratech (or other shareholder) in blank, and stock certificates representing 100% of the issued and outstanding capital stock of each of Syratech's United States Subsidiaries and 65% of the issued and outstanding capital stock of each of Syratech's non-United States Subsidiaries; a Pledge Agreement, duly executed and delivered by Holding (and, as necessary, other Borrower-shareholders), together with stock transfer powers, duly executed by Holding (or such other shareholders) in blank, and stock certificates representing 100% of the originally issued and outstanding capital stock of each of Holdings' Subsidiaries.

          (22) Such other documents and instruments as the Agent, or any Lender, may reasonably request.

     (b) Fees. The Borrowers shall have paid all of the fees payable on the Effective Date to the Administrative Agent or any Lender referred to herein or provided for in the separate letter dated January 31, 1997 to which the Administrative Agent is a party.

     (c) Recapitalization. The Merger and the other transactions contemplated by the Recapitalization shall have been consummated in accordance with the terms and provisions of the Merger Agreement, without the waiver of any material term thereof; the Administrative Agent shall have received evidence satisfactory to it of the issuance of the Senior Notes in accordance with the terms of the Senior Note Indenture and the receipt by the Borrowers of gross cash proceeds of the Senior Notes in an amount not less than $155,000,000; the Administrative Agent shall have received evidence satisfactory to it that, after giving effect to the Merger, Lee Affiliates will own not less than 51% of the voting common stock of Syratech; the Administrative Agent shall have received evidence satisfactory to it that after giving effect to the Merger, the value of contributed equity of Syratech is not less than $121,000,000, including at least $75,000,000 of cash paid by Lee Affiliates for shares of THL Transaction I Corp. exchanged for shares of common stock of Syratech and that Preferred Stock has been issued by

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

Syratech and purchased by Lee Affiliates for cash in an amount not less than $18,000,000; and, the Administrative Agent shall have received evidence satisfactory to it that Mr. Leonard Florence has retained shares of the common stock of Syratech representing at least 10% of the voting power thereof on a fully diluted basis. Such evidence shall include copies of the Merger Agreement, the Senior Note Indenture and the other instruments, certificates and other documents issued in connection with the consummation of the transactions contemplated thereby, as well as reliance letters for the benefit of the Administrative Agent and the Lenders as to the legal opinions delivered in connection with the consummation of such transactions.

     (d) Security Interests. The Administrative Agent shall have received satisfactory evidence that the Administrative Agent (for the benefit of the Lenders) has a valid and perfected first priority Lien as of such date in all of the Collateral, subject only to Permitted Liens.

     (e) Materially Adverse Effect. The Lenders and the Administrative Agent shall be satisfied that no Materially Adverse Effect has occurred since January 31, 1997.

     Section 5.2 Conditions to All Loans, Letters of Credit. The Lenders' obligations to make any Loan, including the Initial Loans and all subsequent Loans, and Nations Bank's obligation to issue any Letter of Credit shall be subject to satisfaction of the following additional conditions:

     (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time in all material respects, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof or the issuance of such Letter of Credit, and

     (b) the corporate actions I ,f the Borrower referred to in Section 5.1(a)(4) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
Section 5.1(a)(5) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent.

Each request or deemed request for any borrowing hereunder shall be deemed to be a certification by the Borrowers to the Administrative Agent and the Lenders as to the matters set forth in Section 5.2(a) and (b) and the Administrative Agent may, without waiving either condition, consider the conditions specified in Sections 5.2(a) and (b) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Administrative Agent prior to the making of the Loan then to be made.

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

                                   ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     Section 6.1 Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

     (a) Organization; Power: Qualification. Each such Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and proposed to be conducted hereafter and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for jurisdictions where the failure to be so qualified or authorized will not have a Materially Adverse Effect.

     (b) Subsidiaries. Schedule 6.1(b) correctly sets forth the name of each Subsidiary of such Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by such Borrower or any other Subsidiary of such Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on Schedule 6.1(b),

          (i) no Subsidiary has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

          (ii) the outstanding stock and securities of each such Subsidiary are owned by such Borrower or a wholly owned Subsidiary of such Borrower or as otherwise indicated on Schedule 6.1(b), or by such Borrower and one or more of its wholly owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

          (iii) such Borrower has no Subsidiaries.

The outstanding stock of such Borrower and each of its Subsidiaries has been duly and validly issued and is fully paid and nonassessable by the issuer. As of the Effective Date, the securities described on Schedule 1.1B - Pledged Securities, constitute 100% of the issued and outstanding capital stock of each Subsidiary organized under the laws of a jurisdiction within the United States and at least 65% of the issued and outstanding capital stock of each other Subsidiary. Inclusion of a Subsidiary in Schedule 6.1(b) shall not have the effect of making such Subsidiary a party to this Agreement or any other Loan Document.

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

     (c) Authorization of Agreement and Loan Documents. Such Borrower and each of its Subsidiaries has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the Loan Documents to which it is a party have been, or will be, duly executed and delivered by a duly Authorized Officer of such Borrower and each Subsidiary a party thereto and each is, or when executed and delivered will be, a legal, valid and binding obligation of such Borrower and each Subsidiary a party thereto, enforceable in accordance with its terms.

     (d) Compliance with Law; Governmental Approvals.

          (i) Except as set forth in Schedule 6.1(d), such Borrower

               (A) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of such Borrower, threatened attack by direct or collateral proceeding,

               (B) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to such Borrower or its properties, and

               (C) may execute, deliver and perform its obligations under the Loan Documents to which it is a party, without conflict with, a breach of or default under any material provisions of any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which such Borrower, any of its Subsidiaries or any of its or their property may be bound, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of such Borrower.

          (ii) Without limiting the generality of the above, except with respect to matters which could not reasonably be expected to have in the aggregate a Materially Adverse Effect and except as disclosed by the Borrowers to the Lenders prior to the Agreement Date, to the knowledge of such Borrower:

               (A) Neither such Borrower nor any of its present property or operations, nor its past property or operations, is subject to any order from or agreement with any public authority or private party respecting (x) any

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

          environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities or costs arising from the Release or threatened Release of a Contaminant into the environment;

               (B) None of the operations of such Borrower is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

               (C) None of the present nor past operations of such Borrower is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

               (D) Such Borrower has not filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR
          Part 261 or any state equivalent;

               (E) Such Borrower has not filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

               (F) Except in compliance in all material respects with applicable Environmental Laws, during the course of such Borrower's operations on the Real Estate, there have been no (w) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (x) use of underground storage tanks or surface impoundments, (y) use of asbestos-containing materials, or (z) use of polychlorinated biphenyls
          (PCB) used in hydraulic oils, electrical transformers or other equipment;

               (G) Such Borrower has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

               (H) The presence and condition of all asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

               (I) Such Borrower does not manufacture, distribute or sell, nor has it ever manufactured, distributed or sold, products which contain asbestos-containing material; and

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


                    (iii) Such Borrower has notified the Lenders of its receipt of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to such Borrower or its properties.

     (e) Business. The business of such Borrower and each of its Subsidiaries is as described on Schedule 6.1(e).

     (f) Titles to Properties. Except as set forth in Schedule 6.1(f), each of such Borrower and its Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its real properties and valid and legal title to all personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheet of Syratech and its Consolidated Subsidiaries delivered pursuant to Section 6.1(m), except those which have been disposed of subsequent to such date in the ordinary course of business.

     (g) Liens. Except as set forth on Schedule 6.1(g), none of the properties and assets of such Borrower or any of its Subsidiaries is subject to any Lien, except Permitted Liens. No financing statement under the Uniform Commercial Code of any State which names such Borrower or any Subsidiary of such Borrower as debtor has been filed in any State or other jurisdiction and neither such Borrower nor any of its Subsidiaries has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, any of which financing statements or security agreements remain in effect and unterminated after the Effective Date, except to perfect or protect Permitted Liens.

     (h) Indebtedness and Guaranties. Schedule 6.1(h) is a complete and correct listing of all (i) Debt and (ii) Guaranties of each of such Borrower and each of its Subsidiaries as of the Effective Date. Each of such Borrower and each of its Subsidiaries has performed and is in compliance with all of the terms of such Debt and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists with respect to any such Debt or Guaranty.

     (i) Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of such Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting any of such Borrower or any of its Subsidiaries or any of its or their property in any court or before any arbitrator of any kind or before or by any governmental body except actions, suits or proceedings of the character normally incident to the kind of business conducted by such Borrower or Subsidiary, as the case may be, which, if adversely determined, would not in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress relating to any labor contracts to which such Borrower or any of its Subsidiaries is a party.

     (j) Proprietary Rights. Schedule 6.1(j) sets forth a correct and complete list of all of the Proprietary Rights of such Borrower. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.1(j) or as

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


entered into in the sale or distribution of such Borrower's Inventory in the ordinary course of business. To the best of such Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 6.1(j) constitute all of the material property of such type necessary to the current and continued conduct of such Borrower's business as presently conducted.

     (k) Tax Returns and Payments. All federal, state and other tax returns of each of such Borrower and its Subsidiaries required by law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon such Borrower or its Subsidiaries and their property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 9.7. The charges, accruals and reserves on the books of each of such Borrower and each of its Subsidiaries in respect of federal and state taxes are in the judgment of such Borrower adequate, and such Borrower knows of no reason to anticipate any additional assessments which, singly or in the aggregate, might have a Materially Adverse Effect.

     (l) Burdensome Provisions. Neither such Borrower nor any Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law, compliance with the terms of which might have a Materially Adverse Effect, nor is such Borrower or any Subsidiary subject to any contractual restrictions which limit the amount of dividends payable by any Subsidiary.

     (m) Financial Statements and Projections. (i) The Borrowers have furnished to the Lenders copies of the consolidated balance sheet of Syratech and its Consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of earnings, cash flow and retained earnings for the twelve-month period then ended, reported on by Deloitte & Touche. Such financial statements are complete and correct, and present fairly in all material respects in accordance with GAAP the consolidated financial position and results of operations of Syratech and its Consolidated Subsidiaries as of their date and for the fiscal year ended on such date. Except as disclosed or reflected in such financial statements as at such date, and except as disclosed in writing to the Administrative Agent and the Lenders prior to the Effective Date, as of the Effective Date such Borrower has no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of such Borrower.

     (ii) The Borrowers have furnished the Projections to the Lenders. The opening balance sheet included in the Projections presents fairly and accurately the Borrowers' financial condition as of the Effective Date after giving effect to the Merger and the other transactions constituting the Recapitalization. The balance of the Projections represent the Borrowers' best estimate of their future financial performance for the periods set forth therein, and have been prepared on the basis of the assumptions set forth therein, which assumptions the Borrowers believe are reasonable in the light of current and reasonably foreseeable business conditions.

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


     (n) Adverse Change. Since the date of the financial statements described in
Section 6.1(m)

          (i) no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of Syratech and its Consolidated Subsidiaries has occurred, and

          (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

     (o) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 6.1(o). Each such Benefit Plan is in substantial compliance with ERISA and the Code, including but not limited to those provisions thereof relating to reporting and disclosure, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected to be, incurred by the Borrower or any Related Company. Each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies and any related trust is exempt from federal income tax under Section 501(a) of the Code. A favorable determination letter from the IRS has been issued (or applied for) with respect to each such plan and trust and nothing has occurred since the date of any such determination letter issued, that would adversely affect such qualification or tax-exempt status. No Benefit Plan subject to the minimum funding standards of the Code has failed to meet such standards. Neither the Borrower nor any Related Company has transferred any pension plan liability in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. Neither the Borrower nor any Related Company has any liability, direct or contingent, with respect to any Benefit Plan other than to make payments to the Benefit Plan in accordance with its terms, and there are no pending or threatened claims against any Benefit Plan. No nonexempt prohibited transaction with the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Benefit Plan. No employee or former employee of the Borrower or any Related Company is or may become entitled to any benefit under a Benefit Plan that is a "welfare plan" within the meaning of Section 3(1) of ERISA following such employee's termination of employment. Each such welfare plan that is a group health plan has been operated in compliance with the provisions of Section 4980B of the Code and Sections 601-609 of ERISA and any applicable provisions of state law that are similar.

     (p) Absence of Defaults. Neither such Borrower nor any Subsidiary of such Borrower is in default under its certificate or articles of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

          (i) which constitutes a Default or an Event of Default, or

          (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by such Borrower or any Subsidiary of such Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which such Borrower or any such Subsidiary is a party or by which such Borrower or any such Subsidiary or any of their respective properties may be bound, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of such Borrower or such Subsidiary, as the case may be, and except for defaults that have been disclosed and consented to by the Administrative Agent and the Lenders, as appropriate.

     (q) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrowers and furnished to the Administrative Agent and the Lenders on or prior to the Effective Date, were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. As of the Effective Date, no fact is known to such Borrower which has had, or may in the future have (so far as such Borrower can reasonably foresee), a Materially Adverse Effect, which has not been set forth in the financial statements referred to in Section 6.1(m) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to the Administrative Agent or the Lenders or prior to the Effective Date, in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains any untrue statement of a fact material to the creditworthiness of such Borrower or any Subsidiary or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

     (r) Solvency. In each case after giving effect to the Debt represented by the Loans outstanding and to be incurred and the transactions contemplated by the Recapitalization and this Agreement, each of such Borrower and each Subsidiary is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts, and each of such Borrower and each Subsidiary is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is, or proposes to be, engaged.

     (s) Federal Regulations. Neither such Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of such terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

     (t) Investment Company Act. Neither such Borrower nor any Subsidiary other than Syratech Securities Corporation, which is inactive, is an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended).

     (u) Receivables.

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          (i) Status. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (o) of the definition "Eligible Receivables," except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Administrative Agent and the Lenders.

          (ii) Chief Executive Office. The chief executive office of such Borrower and the books and records relating to the Receivables of such Borrower are located at the address or addresses set forth on Schedule 6.1(u).

     (v) Inventory.

          (i) Status. All Inventory included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (g) of the definition of "Eligible Inventory," except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to the Administrative Agent and the Lenders.

          (ii) Condition. All Inventory of such Borrower is in good condition, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of such Borrower's business, except to the extent reserved against in the financial statements delivered pursuant to Article 10 or as disclosed on a Schedule of Inventory delivered to the Administrative Agent pursuant to
     Section 8.14(b).

          (iii) Location. All Inventory is located on premises listed on
     Schedule 6.1(v) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Administrative Agent and the Lenders.

          (w) Equipment. All Equipment is in good order and repair in all material respects.

     (x) Employee Relations. Such Borrower is not, except as set forth on
Schedule 6.1(x), party to any collective bargaining agreement nor has any labor union been recognized as the representative of such Borrower's employees; such Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

     (y) Trade Names. All trade names or styles under which such Borrower sells Inventory or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 6.1(y).

     (z) Real Property. No Borrower owns any Real Estate nor leases any Real Estate other than that described on Schedule 6.1(z).


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     (aa) Bank Accounts, Lockboxes, Etc. Schedule 6.1(aa) is a complete and correct list of all checking accounts, deposit accounts, lockboxes and other bank accounts maintained by any Borrower.

     Section 6.2 Survival of Representations and Warranties, etc. All representations and warranties set forth in this Article 6 and all statements contained in any certificate, financial statement, opinion or other instrument delivered by or on behalf of each Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at the Effective Date and at and as of the date of making each Loan. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Administrative Agent or any Lender, or any borrowing hereunder.

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                                   ARTICLE 7

                                SECURITY INTEREST

     Section 7.1 Security Interest.

     (a) To secure the payment, observance and performance of the Secured Obligations, each Borrower hereby mortgages, pledges and assigns all of the Collateral owned by it or in which it has an interest to the Administrative Agent and grants to the Administrative Agent a continuing security interest in, and a continuing Lien upon, all of such Collateral.

     (b) As additional security for all of the Secured Obligations, each Borrower grants to the Administrative Agent a security interest in, and assigns to the Administrative Agent all of such Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to such Borrower, or credited by or due from any participant of any Lender to such Borrower, with the same rights therein as if the deposits or other sums were credited by or due from the Administrative Agent. Each Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Administrative Agent, for the account of the Lenders, without any necessity on the Administrative Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Administrative Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to such Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Administrative Agent, the Lenders, their Affiliates and participants hereunder are cumulative with each such Person's other rights and remedies, including other rights of set-off. The Administrative Agent will promptly notify the Borrowers of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Administrative Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums and authorization to, and make any suitable arrangements with, any Lender or any such Affiliate or participant of any Lender for effectuation thereof, and each Borrower hereby irrevocably appoints the Administrative Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Administrative Agent or any Lender by such Lender, Affiliate or participant.

     Section 7.2 Continued Priority of Security Interest.

     (a) The Security Interest granted by each Borrower shall at all times be valid, perfected and enforceable against such Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at


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any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

     (b) Each Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Administrative Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 7.2(a) or to enable the Administrative Agent to exercise or enforce its rights hereunder, including, but not limited to:

          (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

          (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers,

          (iii) delivering to the Administrative Agent, endorsed or accompanied by such instruments of assignment as the Administrative Agent may specify, and stamping or marking in such manner as the Administrative Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

          (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Administrative Agent, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other Applicable Law.

     (c) The Administrative Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrowers (or any of them) for any purpose described in
Section 7.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement to the fullest extent permitted by Applicable Law.

     (d) If and to the extent specifically requested by the Administrative Agent, each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.


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                                   ARTICLE 8

                              COLLATERAL COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lenders shall otherwise consent in the manner provided in Section 15.10:

     Section 8.1 Collection of Receivables.

     (a) Each Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement, and in particular each Borrower will:

          (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and

          (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Administrative Agent indicating that payment is to be made to such Borrower via a specified Lockbox.

     (b) Each Borrower and the Administrative Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer or depository transfer check in accordance with the procedures set forth in the corresponding Agency Account Agreement to the Administrative Agent at the Agent's Office,

          (i) for application, on account of the Secured Obligations, as provided in Section 2.3(c), 12.2 and 12.3, such credits to be entered upon receipt thereof and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them (provided, however, that for the purposes of determining the outstanding principal amount of Secured Obligations from time to time, among other things, in order to determine Availability, such credits shall be deemed entered on the day of receipt thereof), and

          (ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to the Controlled Disbursement Account or such other account of the Borrowers as the Borrowers and the Administrative Agent may agree.

     (c) Any moneys, checks, notes, drafts or other payments referred to in subsection (a) of this Section 8.1 which are received by or on behalf of the Borrowers will be held in trust for the Administrative Agent and will be delivered to the Administrative Agent at


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the Agent's Office as promptly as possible in the exact form received, together with any necessary endorsements.

     Section 8.2 Verification and Notification. The Administrative Agent shall have the right

     (a) at any time and from time to time, in the name of the Administrative Agent or the Lenders, or in the name of the Borrowers, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and

     (b) after a demand for payment or an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Administrative Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due thereunder directly to the Administrative Agent and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrowers might have done, provided that if such demand is withdrawn or such Event of Default is cured or waived (as evidenced by a written acknowledgement to that effect by the Administrative Agent), the Administrative Agent shall cease so to notify new Account Debtors.

     Section 8.3 Disputes. Returns and Adjustments.

     (a) In the event any amounts due and owing under any Receivable for an amount in excess of $500,000 are in material dispute in the judgment of the Borrowers between the Account Debtor and a Borrower, such Borrower shall provide the Administrative Agent with prompt written notice thereof.

     (b) Each Borrower shall notify the Administrative Agent promptly of all material returns and credits in excess of $250,000 in respect of any Receivables, which notice shall specify the Receivables affected.

     (c) Each Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; provided that (i) no such action results in the reduction of more than $500,000 in the amount payable with respect to all Receivables in any Fiscal Month of the Borrowers, and (ii) the Administrative Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

     Section 8.4 Invoices. Upon the request of the Administrative Agent, each Borrower shall deliver to the Administrative Agent, at such Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of


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


delivery, customers' statements, the photocopy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Administrative Agent shall specify.

     Section 8.5 Delivery of Instruments. In the event any Receivable in an amount in excess of $100,000 is, or Receivables in excess of $500,000 in the aggregate are, at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money, the applicable Borrowers will immediately upon demand by the Administrative Agent, deliver such instruments to the Administrative Agent, appropriately endorsed to the Administrative Agent.

     Section 8.6 Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of Applicable Law.

     Section 8.7 Returned Goods. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to the Borrowers by customers or is otherwise recovered.

     Section 8.8 Ownership and Defense of Title.

     (a) A Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien, except for Permitted Liens, on, or, except as permitted by Section 11.7, sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers and except as otherwise expressly contemplated herein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Administrative Agent or any Lender to any other sale or other disposition of any part or all of the Collateral.

     (b) Each Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

     Section 8.9 Insurance.

     (a) Each Borrower shall at all times maintain insurance on its Inventory against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Administrative Agent shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Administrative Agent in its reasonable judgment. All premiums on such insurance shall be paid by the Borrowers and copies of the policies delivered to the Administrative Agent. The Borrowers will not use or permit the Inventory to be used in violation of any Applicable Law or in any manner which might render inapplicable any insurance coverage.


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     (b) All insurance policies required under Section 8.9(a) with respect to
Inventory shall name the Administrative Agent as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to the Borrowers by the Administrative Agent, or otherwise in form and substance satisfactory to the Administrative Agent, naming the Administrative Agent as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Administrative Agent, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be canceled, amended or terminated unless at least 30 days' prior written notice is given to the Administrative Agent.

     (c) Any proceeds of insurance referred to in this Section 8.9 which are paid to the Administrative Agent shall be applied, first, to the repayment of the Revolving Credit Loans until paid in full and then, so long as no Event of Default shall exist, to the Borrowers or as they may direct.

     Section 8.10 Location of Offices and Collateral.

     (a) No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Administrative Agent 30 days' prior written notice thereof.

     (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the applicable Borrower at one of its locations set forth in Schedules 6.1(u), and shall not, without the prior written consent of the Administrative Agent, be removed therefrom, except for sales of Inventory permitted under Section 8.8.

     (c) If any Inventory is in the possession or control of any Borrower's agents or processors, such Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Administrative Agent, subject to the instructions of the Administrative Agent.

     Section 8.11 Records Relating to Collateral.

     (a) Each Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of such Borrower, itemizing and describing the kind, type and quantity of Inventory and such Borrower's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral.

     (b) Each Borrower will take a physical listing of all Inventory, wherever located, at least annually.


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     Section 8.12 Inspection. The Administrative Agent (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrowers, at any time or times to inspect the Collateral, all files relating thereto and the premises upon which any of the Collateral is located, to discuss the Borrowers' affairs and finances, insofar as the same are reasonably related to the rights of the Administrative Agent or any Lender hereunder or under any of the Loan Documents, with any Person, to verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrowers will deliver to the Administrative Agent any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrowers.

     Section 8.13 Pledged Securities. All of the equity securities of each Subsidiary of Syratech organized under the laws of a jurisdiction within the United States and at least 65% of the equity securities of each other Subsidiary of Syratech are subject to a Pledge Agreement that is in effect.

     Section 8.14 Information and Reports.

     (a) Schedule of Receivables. The Borrowers shall deliver to the Administrative Agent not later than the 10th day of each calendar month a Schedule of Receivables which

          (i) shall be as of the last day of the immediately preceding Fiscal Month,

          (ii) shall be reconciled to the Borrowing Base Certificate as of such last day,

          (iii) shall set forth a summary aged trial balance of all its then existing Receivables, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed, and

          (iv) shall include on such schedule delivered for the months of March and September of each year an Account Debtor address list including all Account Debtors on Receivables reflected on such schedule.

     (b) Schedule of Inventory. The Borrowers shall deliver to the Administrative Agent not later than the 10th day of each calendar month, except for the first month of each Fiscal Year, in which month the Borrowers shall deliver to the Administrative Agent by the last day of the month, a Schedule of Inventory as of the last day of the immediately preceding Fiscal Month, in the form and manner satisfactory to the Administrative Agent.

     (c) Borrowing Base Certificate. The Borrowers will deliver to the Administrative Agent not later than the 10th day of each month a Borrowing Base Certificate prepared as of the close of business on the last day of the prior Fiscal Month.


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     (d) Notice of Diminution of Value. The Borrowers shall give prompt notice to the Administrative Agent of any matter or event which has resulted in, or may result in, the actual or potential diminution in the value of any of the Collateral in an amount which in the reasonable judgment of the Borrowers is material, except for any diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Administrative Agent and the Lenders pursuant to Article 10.

     (e) Certification. Each of the schedules delivered to the Administrative Agent pursuant to this Section 8.14 shall be certified by the Chief Financial Officer to be true, correct and complete as of the date indicated thereon.

     (f) Other Information. The Administrative Agent may in its discretion from time to time, require the Borrowers to deliver the schedules described in
Section 8.14(a), (b) and (c), more or less often and on different schedules than specified in such Section, and the Borrowers will comply with such requests. The Borrowers shall also furnish to the Administrative Agent such other information with respect to the Collateral as the Administrative Agent may from time to time reasonably request.

     Section 8.15 Power of Attorney. Each Borrower hereby appoints the Administrative Agent as its attorney, with power

     (a) to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Administrative Agent's possession, including on any drafts related to letters of credit supporting the obligations of Account Debtors, and to sign the name of such Borrower on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account, and

     (b) from and after the occurrence of an Event of Default (which has not been cured or waived, as evidenced by a written acknowledgement thereof by the Administrative Agent), to sign the name of such Borrower on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on schedules and assignments of Receivables furnished to the Administrative Agent by such Borrower, and on notices to or from customers.


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                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lenders shall otherwise consent in the manner provided for in Section 15.10, each Borrower will and, as appropriate, will cause each of its Subsidiaries to:

     Section 9.1 Punctual Payments. Pay when due (i) interest, principal, and premium, if any, on the Loans at the times and place and in the manner specified herein and (ii) any fees and other Secured Obligations at the times and place and in the manner specified with respect thereto.

     Section 9.2 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to maintain such corporate existence, qualification or authorization would not, either singly or in the aggregate, have a Materially Adverse Effect, except that the existence of any such Subsidiary that is not a Borrower may be terminated (by dissolution, merger or any other means) upon the good faith determination of such Subsidiary's board of directors that such termination is in the best interest of the Subsidiary and its various constituencies and the taking of appropriate action by the shareholder(s) of such Subsidiary.

     Section 9.3 Compliance with Applicable Law. Comply with all Applicable Law, if the failure to comply therewith would have a Materially Adverse Effect.

     Section 9.4 Maintenance of Property. Protect and preserve all properties material to its business, including all Proprietary Rights, and maintain in good repair, working order and condition in all material respects all tangible properties, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 9.5 Conduct of Business. At all times engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date or as otherwise expressly contemplated herein.

     Section 9.6 Insurance. Maintain insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the


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


names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     Section 9.7 Payment of Taxes and Claims. Pay or discharge when due:

     (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and

     (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, are reasonably likely to become a Lien on any of its properties;

except that this Section 9.7 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

     Section 9.8 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied. In addition, the Borrowers shall at all times maintain detailed accounting records relating to intercompany advances and repayments resulting from borrowings and repayments of Revolving Credit Loans.

     Section 9.9 Visits and Inspections. Permit representatives of the Administrative Agent from time to time, as often as may be reasonably requested, but only during normal business hours and, if no Default or Event of Default has occurred, upon prior notice, to

     (a) visit and inspect its properties,

     (b) inspect and make extracts from its relevant books and records, including, but not limited to, management letters prepared by independent accountants, and

     (c) after reasonable prior notice of its intent to do so, discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

Representatives of the Lenders may accompany the Administrative Agent on such visits and, if the Administrative Agent shall have furnished to the Lenders fewer than two reports of field examinations conducted with respect to a Borrower within the previous 12 months, any Lender may, subject to the other terms and conditions of this Section 9.9 applicable to the Administrative Agent, make such visits to such Borrower on its own. The Administrative Agent and the Lenders will take all reasonable steps to minimize any disruption of the Borrowers' operations that might be caused by the Lenders' exercising any such inspection privileges and


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will coordinate with and through the Administrative Agent, any visits to any
Borrower's premises.

     Section 9.10 Use of Proceeds.

     (a) Use the proceeds of all Loans only to finance the Merger, to refinance outstanding Debt of pre-Merger Syratech Corporation and to pay fees and expenses related to the Merger as and to the extent set forth on Schedule 9.10, and for working capital and general business purposes, and

     (b) not use any part of such proceeds for any purpose which would involve a violation of Regulation G or U or T or X of the Board of Governors of the Federal Reserve System, or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

     Section 9.11 Subsidiary Guaranties. Upon the request of the Administrative Agent or the Required Lenders, cause any Person which is, or becomes after the Effective Date, a Subsidiary organized under the laws of any jurisdiction within the United States, to execute and deliver a guaranty of the Secured Obligations (or any part thereof specified by the Administrative Agent) and a security agreement, each in form and substance satisfactory to the Administrative Agent, unless such Subsidiary is expressly prohibited by statute from issuing a guaranty or security agreement.

     Section 9.12 Hazardous Waste and Substances. In addition to, and not in derogation of, the requirements of Section 9.2 and of the Security Documents, comply with all laws, governmental standards and regulations applicable to such Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws (unless such laws, rules, standards or regulations are being contested by a Borrower in good faith by appropriate proceedings and adequate reserves therefor have been established on the books of the relevant Borrowers [or, in the case of non-compliance with Environmental Laws existing on the Effective Date, unless such Borrower has remedied any such non-compliance which is immediately remediable and is diligently proceeding to remedy remaining instances of noncompliance in accordance with accepted practice and as rapidly as is practicable!), promptly notify the Administrative Agent of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Administrative Agent and each Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Administrative Agent or any Lender on account of such Borrower's failure to perform its obligations under this Section 9.12.


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                                   ARTICLE 10

                                   INFORMATION

     All written information, reports, statements and other papers and data furnished to the Administrative Agent or any Lender, whether pursuant to this
Article 10 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or such Lender true and accurate knowledge of the subject matter. Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lenders shall otherwise consent in the manner set forth in Section 15.10, the Borrowers will furnish to the Administrative Agent and to each Lender at its office then designated for notices pursuant to Section 15.1:

     Section 10.1 Financial Statements.

     (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year, copies of (i) the consolidated balance sheet of Syratech and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows of Syratech and its Consolidated Subsidiaries for such Fiscal Year setting forth in each case in comparative form the figures for the previous Fiscal Year and reported on, without qualification, by Deloitte & Touche or other "Big 6" independent certified public accountants selected by Syratech, which report shall be prepared in accordance with GAAP;
(ii) consolidating balance sheets of the Borrowers as at the end of such Fiscal Year, and consolidating statements of income, shareholders equity and cash flow of the Borrowers for such Fiscal Year, setting forth in each in comparative form the figures for the previous Fiscal Year in such form and detail as reasonably required by the Administrative Agent.

     (b) Monthly Financial Statements. As soon as available, but in any event within 30 days after the end of each of the first two Fiscal Months of each fiscal quarter of Syratech and within 45 days after the end of each fiscal quarter of Syratech, copies of the unaudited consolidated and consolidating balance sheets of Syratech and its Consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and cash flow of Syratech and its Consolidated Subsidiaries for such period and for the portion of the Fiscal Year through such Fiscal Month or quarter (and with respect to such consolidated financial statements for any fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous Fiscal Year) in such form and detail as is reasonably required by the Administrative Agent and certified by the Chief Financial Officer to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrowers as at the date thereof and for the periods ended on such date, subject to normal year-end adjustments.


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


All such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes) applied consistently throughout the periods reflected therein.

     (c) Annual Projections. As soon as available, but in any event not later than December 15 of each year, forecasted, consolidated balance sheets, income statements and cash flow statements of Syratech and its Consolidated Subsidiaries, prepared on a monthly basis, for the succeeding Fiscal Year.

     Section 10.2 Accountants' Certificate. Together with each delivery of financial statements required by Section 10.1(a), Syratech shall deliver a certificate of the accountants who performed the audit in connection with such statements

     (a) stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and

     (b) setting forth the calculations necessary to establish whether or not the Borrowers were in compliance with the covenants contained in Sections 11.1, 11.2, 11.5 and 11.6 as of the date of such statements.

The Borrowers authorize the Administrative Agent to discuss the financial condition of the Borrowers with the Borrowers' independent certified public accountants and agree that such discussion or communication shall be without liability to either the Administrative Agent or the Borrowers' independent certified public accountants. Syratech shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this Section 10.2.

     Section 10.3 Officer's Certificate. Together with each delivery of financial statements required by Section 10.1(a) or (b), Syratech shall also furnish a certificate of the Chief Financial Officer stating that, based on an examination sufficient to enable him to make an informed statement, (i) no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, and the steps being taken by the Borrowers with respect to such Default or Event of Default and (ii) setting forth the calculations necessary to establish whether or not the Borrowers were in compliance with the covenants contained in Sections 11.1, 11.2, 11.5 and 11.6 as of the date of such statements.

     Section 10.4 Copies of Other Reports.

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to a Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports.


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


     (b) As soon as practicable, copies of all financial statements and reports that Syratech sends to its shareholders generally or to holders of the Senior Notes or any other Debt of Syratech or any other Borrower (other than the Loans), and all registration statements (including amendments thereto) and all regular or periodic reports which Syratech files with the SEC.

     (c) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers as the Administrative Agent or any Lender through the Administrative Agent may reasonably request and which the Borrowers without unreasonable expense (other than any legal opinion as to the perfected status or priority of the Security Interest in any Collateral) may obtain. The rights of the Administrative Agent and the Lenders under this Section 10.4(c) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

     (d) If requested by any Lender, the Borrowers will furnish to such Lender statements in conformity with the requirements of Federal Reserve Form G-1 or U-l referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

     Section 10.5 Notice of Litigation and Other Matters. Prompt notice of:

     (a) the commencement, to the extent a Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Borrower or any Affiliate of a Borrower or any of their respective property, assets or businesses which might, in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

     (b) any amendment of the articles or certificate of incorporation or by-laws of a Borrower,

     (c) any change in the business, assets, liabilities, financial condition or results of operations of a Borrower or any Affiliate of a Borrower which has had or may have any Materially Adverse Effect and any change in the executive officers of a Borrower, and

     (d) any (i) Default or Event of Default or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by a Borrower under any material agreement (other than this Agreement) to which a Borrower is a party or by which a Borrower or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have a Materially Adverse Effect.


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


     Section 10.6 ERISA. As soon as possible and in any event within 30 days after a Borrower knows, or has reason to know, that:

     (a) any ERISA Event with respect to a Benefit Plan has occurred or will occur, or

     (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans has increased to an amount in excess of $4,000,000, or

     (c) a Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the president or the Chief Financial Officer setting forth the details of such of the events described in clauses (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing that any agency of the United States government may require with respect to such of the events described in clauses (a) through (c) as applicable.

     Section 10.7 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall provide promptly, and in any event with 10 Business Days after a Borrower has knowledge thereof, to the Administrative Agent such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Required Lenders, in their sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s). From and after such acceptance, all representations and warranties make with reference to any such Schedule, shall be deemed to be made with reference to such Schedule as corrected or updated.


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



                                   ARTICLE 11

                               NEGATIVE COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lenders shall otherwise consent in the manner set forth in Section 15.10, the Borrowers will not, nor will they permit any Subsidiary to, directly or indirectly:

     Section 11.1 Financial Ratios Permit:

     (a) Minimum Consolidated Net Worth. The Consolidated Net Worth of Syratech and its Consolidated Subsidiaries on September 30, 1997 or at any time thereafter to be less than $1.00.

     (b) Total Funded Debt to EBITDA. Total Funded Debt to EBITDA for any period of four consecutive Fiscal Quarters ending on or after a date specified below, to be greater than the ratio specified opposite such date:

     Date                      Ratio
     ----                      -----
      9/30/97                  8.0 to 1
     12/31/97                  5.5 to 1
     12/31/98                  5.0 to 1
     12/31/99                  4.5 to 1
     12/31/00
     and thereafter            4.25 to 1


     (c) Fixed Charge Coverage. Fixed Charge Coverage for (i) the period of two consecutive Fiscal Quarters ending September 30, 1997 to be less than .65 to 1,
(ii) for the period of three consecutive Fiscal Quarters ending December 31, 1997 to be less than .74 to 1, or (iii) for any period of four consecutive Fiscal Quarters ending on or after a date specified below, to be less than the ratio specified opposite such date:

      Date                      Ratio
     ----                      -----
     03/31/98                  .74 to 1
     06/30/98                  .81 to 1
     09/30/98                  .95 to 1
     12/31/98                  1.15 to 1
     12/31/99                  1.20 to 1
     12/31/00
     and thereafter            1.30 to 1


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

     Section 11.2 Debt. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, except that this Section 11.2 shall not apply to:

     (a) the Secured Obligations,

     (b) the Senior Notes to the extent of $180,000,000 in principal amount thereof outstanding on or before delivery to the Administrative Agent and the Lenders, in accordance with the provisions of Section 10.1(a), of the audited annual financial statements of Syratech and its Consolidated Subsidiaries for Fiscal Year 1997, and thereafter to the extent of $205,000,000 in principal amount thereof outstanding,

     (c) Indebtedness set forth on Schedule 6.1(h) - Existing Debt and Guaranties and any extension, replacement or refinancing thereof that does not increase the principal amount of such Debt outstanding immediately prior to such extension, replacement or refinancing,

     (d) Permitted Purchase Money Indebtedness,

     (e) Debt assumed or issued in connection with Acquisitions of Business Units or Subsidiaries permitted pursuant to the provisions of Section 11.4, and

     (f) Debt of foreign Subsidiaries of the Borrowers.

     Section 11.3 Guaranties. Except as set forth on Schedule 6.1(h) - Existing Debt and Guaranties or otherwise, as to Syratech, in the ordinary course of its business, become or remain liable with respect to any Guaranty of any obligation of any other Person other than Permitted Guaranties, provided that no Borrower shall Guaranty the obligations of any entity that is not a Borrower.

     Section 11.4 Investments. Acquire, after the Effective Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments, provided, however, that the Borrowers may Acquire a Business Unit or Subsidiary, if (i) the aggregate consideration paid in connection with all such acquisitions, inclusive of Indebtedness assumed or secured by any of the assets so acquired, does not exceed $40,000,000 in any Fiscal Year (or $10,000,00 in any Fiscal Year with respect to assets located outside the United States, Canada or Puerto Rico), (ii) both before and after giving pro forma effect to such Acquisition, no Default or Event of Default exists, (iii) such Acquired Subsidiary or such Business Unit, if the same is to be acquired by or through a separate United States entity, becomes a party to this Agreement as a "Borrower" or if through a separate non-US entity, a stock pledge agreement acceptable to the Administrative Agent in its reasonable judgment is delivered with respect to the shares of such separate entity, and
(iv) in connection with such Acquisition, such entity (or the appropriate Borrower) executes such security agreements,


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


consents, promissory notes and other agreements and instruments as the Administrative Agent may reasonably require.

     Section ll.5 Capital Expenditures. Make or incur any Capital Expenditures; provided, however, that the Borrowers may make or incur Capital Expenditures (a) in connection with the construction of a warehouse and distribution facility in Ontario, California in Fiscal Years 1997 and l998 in an aggregate amount not greater than $15,000,000, and (b) in an additional amount during each Fiscal Year ending after the Effective Date not greater than $7,500,000, plus any amount up to $3,000,000 by which $7,500,000 exceeded actual Capital Expenditures in the preceding Fiscal Year (excluding Capital Expenditures contemplated by clause (a)).

     Section l1.6 Restricted Distributions and Pavments. Etc. Declare or make any Restricted Distribution or Restricted Payment, provided, however, that so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto,

     (a) any Debt owing by any Subsidiary (other than a Borrower) to another Subsidiary, may be repaid,

     (b) any wholly owned Subsidiary may pay cash dividends to any Borrower,

     (c) Syratech may pay management fees to Lee and its Affiliates not in excess of $450,000 in the aggregate in any Fiscal Year,

     (d) any Borrower may repurchase shares of its own stock held by management employees upon such employees' termination of employment for an amount not greater than $750,000 in any Fiscal Year ending after the Effective Date, provided that any portion of such amount that is not so applied in any Fiscal Year may be applied in future Fiscal Years, up to an aggregate amount of $1,500,000 in any Fiscal Year, and

     (e) Syratech may redeem the Preferred Stock in whole or in part from time to time, provided that the conditions to such redemption set forth in the Senior
Note Indenture as in effect on the Effective Date are satisfied with respect to each such redemption and, after giving effect to such redemption, Revolving Credit Availability is not less than $45,000,000.

     Section 11.7 Merger Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person; provided, however, that any Borrower (other than Syratech) shall be permitted to merge or consolidate with or to sell its assets to any other Borrower.

     Section 11.8 Transactions with Affiliates. Except as to any such transactions in place on the Effective Date and listed on Schedule 11.8, effect any transaction with any Affiliate on a basis less favorable to a Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.


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


     Section 11.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of any Borrower, real, personal or mixed, tangible or intangible, other than Permitted Liens, Liens set forth on Schedule 6.1(g) - Existing Liens and Liens securing Debt of any Business Unit or Subsidiary Acquired after the Effective Date, to the extent such Liens encumber exclusively property of such Business Unit or Subsidiary, were in place at the time of (and were not created in contemplation of) the relevant Acquisition and do not affect the Receivables, Inventory, Deposit Accounts, or shares (or other evidence of ownership) of such Business Unit or Subsidiary, or the proceeds of any thereof.

     Section 11.10 Benefit Plans. Permit, or take any action which would result in, an ERISA Event or the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrowers to exceed $4,500,000.

     Section 11.11 Chance in Business. Engage in any line of business other than that set forth on Schedule 6.1(e) - Business.

     Section 11.12 Change in Accounting Policies. Change the fiscal year of any Borrower from a year ending on December 31 or account for Inventories, other than silver inventory, on other than a FIFO basis.

     Section 11.13 Amendment to Senior Note Documents. Amend the Senior Notes, the Senior Indenture or any related documents without the prior written consent of the Required Lenders.

     Section 11.14 Minimum Availabilitv. Permit Revolving Credit Availability to be less than $45,000,000 during the period February 1 through March 31 of any year.

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

                                   ARTICLE 12

                                     DEFAULT

     Section 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

     (a) Default in Payment of Loans. The Borrowers shall default in any payment of principal of, or interest on, any Loan or Note when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. The Borrowers shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for five days after written notice thereof has been given to the Borrowers by the Administrative Agent.

     (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrowers under this Agreement, any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

     (d) Default in Performance. The Borrowers shall default in the performance or observance of any term, covenant, condition or agreement contained in

          (i) Article 7 or Section 11.1 or 11.14, and the Administrative Agent shall have notified the Borrowers of the Required Lenders' intention to declare such Default as an Event of Default, or

          (ii) this Agreement (other than as specifically provided for otherwise in this Section 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrowers by the Administrative Agent.

     (e) Cross Default. The occurrence of any "Event of Default" as defined in the Senior Note Indenture or the Borrowers (or any of them) or any Subsidiary shall fail to pay when due and payable the principal of or interest on any Debt (other than the Loans) outstanding in a principal amount in excess of $5,000,000, or the maturity of any such Debt shall have (i) been accelerated (declared to be due and payable) in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Debt, or (ii) been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred and be continuing which would permit any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrowers shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

     (f) Voluntary Bankruptcy Proceeding. Any Borrower or Subsidiary shall

          (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

          (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

          (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

          (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee Or liquidator of itself or of a substantial part of its property, domestic or foreign,

          (v) admit in writing its inability to pay its debts as they become due,

          (vi) make a general assignment for the benefit of creditors, or

          (vii) take any corporate or other action for the purpose of authorizing any of the foregoing.

     (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or Subsidiary in any court of competent jurisdiction seeking

          (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or

          (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Borrower or Subsidiary or of all or any substantial part of the assets, domestic or foreign, of such Borrower or Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order grant ng the relief requested in such case or proceeding against such Borrower or Subsidiary (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (h) Failure of Agreements. Any material provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be validand binding on the Borrowers, other than a nonmaterial provision rendered unenforceable by operation of law, or the Borrowers shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Administrative Agent or a Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby and, in each case, such condition shall continue to exist for 10 days after written notice thereof has been given to the Borrowers by the Administrative Agent.

     (i) Judgment. A final judgment or order for the payment of money, not covered by insurance, which when aggregated with all other such judgments or orders, warrants, writs of attachment, execution or similar process described in
Section 12.1(k) below, exceeds $1,000,000 in amount, shall be entered against any Borrower or any Subsidiary by any court and such judgment or order shall continue undischarged, unpaid or unstayed for 60 days.

     (j) Attachment. A warrant or writ of attachment or execution or similar process, which when aggregated with all other such warrants, writs of attachment, execution or similar process and judgments and orders for the payment of money described in Section 12.1(j) above, exceeds $1,000,000, shall be issued against any property of a Borrower and such warrant or process shall continue undischarged or unstayed for 60 days.

     (k) ERISA. Any ERISA Event shall occur and the Required Lenders determine in good faith that such occurrence is reasonably likely to have a Materially Adverse Effect.

     (1) Loan Documents. Any "Event of Default" under any other Loan Document shall occur or a Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by such Borrower under, any such Loan Document.

     (m) Change of Control. (i) Syratech shall cease to own, directly or indirectly, 100% of the capital stock of each other Borrower or (ii) a "Change of Control," as defined in the Senior Note Indenture, shall occur or (iii) prior to a primary offering by Syratech of equity securities that produces at least $35,000,000 in net proceeds to Syratech, (A) Lee Affiliates shall have ceased to control at least a majority of the voting stock of Syratech or (B) Lee Affiliates shall not have the ability to elect at least a majority of the members of the Board of Directors of Syratech or (C) Lee Affiliates shall have sold more than 50% of the shares of capital stock of Syratech owned by them immediately after giving effect to the Merger and related Recapitalization transactions or (iv) at any time after the effective date, any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than Lee Affiliates, Leonard Florence and E. Merle Randolph, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under said Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the voting capital stock of Syratech (measured by voting power, rather than by number of shares).

     (n) Change in Principal Officers. Leonard Florence and E. Merle Randolph shall both cease to be actively involved in the management of the Borrowers in substantially their present capacities, and replacements for both, satisfactory in their reasonable judgment to the Required Lenders, shall not have been appointed or elected within 90 days thereafter.

     Section 12.2 Remedies.

     (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 12.1(f) or (g), (i) the principal of and the interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Administrative Agent and the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the right of the Borrowers to request borrowings and Letters of Credit under this Agreement shall immediately terminate.

     (b) Other Remedies. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, and at the request of the Required Lenders shall, do any of the following:

          (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Administrative Agent or any Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

          (ii) terminate the Revolving Credit Facility and any right of the Borrowers to request borrowings and Letters of Credit hereunder;

          (iii) notify, or request the Borrowers to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Administrative Agent or any agent or designee of the Administrative Agent, at such address as may be specified by the Administrative Agent, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to a Borrower, such Borrower shall hold all such payments it receives in trust for the Administrative Agent, without commingling the same with other funds or

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     property of, or held by, such Borrower and shall deliver the same to the
     Administrative Agent or any such agent or designee immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

          (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Administrative Agent considers advisable and in all such cases only the net amounts received by the Administrative Agent in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and the Borrowers shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

          (v) enter upon any premises on which Inventory may be located and, without resistance or interference by the Borrowers, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Administrative Agent shall choose, without being liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

          (vi) require the Borrowers to and the Borrowers shall, without charge to the Administrative Agent, assemble the Inventory and maintain or deliver it into the possession of the Administrative Agent or any agent or representative of the Administrative Agent at such place or places as the Administrative Agent may designate;

          (vii) at the expense of the Borrowers, cause any of the Inventory to be placed in a public or field warehouse, and the Administrative Agent shall not be liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

          (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrowers' premises and, without breach of the peace, until the Administrative Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrowers' equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Administrative Agent and the Lenders are hereby granted a non-exclusive license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrowers under all licenses and franchise agreements shall inure to the Administrative Agent's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

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          (ix) exercise any and all of its rights under any and all of the
     Security Documents;

          (x) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Administrative Agent may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

          (xi) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrowers shall cause to be forwarded to the Administrative Agent at the Administrative Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Administrative Agent; and

          (xii) exercise all of the rights and remedies of a secured party under the UCC and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Administrative Agent, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrowers agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjoumed.

     Section 12.3 Application of Proceeds. Except as otherwise provided by Applicable Law, all proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

     (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

     (b) Second: to the payment of the Secured Obligations (with the Borrowers remaining liable for any deficiency) in any order which the Administrative Agent may elect, provided that, without the consent of the Lenders, principal of Revolving Credit Loans shall not be repaid before all interest accrued and unpaid on such Loans has been paid, and


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     (c) Third: the balance (if any) of such proceeds shall be paid to the
Borrowers or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

The Borrowers shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

     Section 12.4 Power of Attorney. In addition to the authorizations granted to the Administrative Agent under Section 8.15 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, the Borrowers hereby irrevocably designate, make, constitute and appoint the Administrative Agent (and all Persons designated by the Administrative Agent from time to time) as the Borrowers' true and lawful attorney and agent in fact, and the Administrative Agent or any agent of the Administrative Agent may, without notice to the Borrowers, and at such time or times as the Administrative Agent or any such agent in its sole discretion may determine, in the name of the Borrowers, the Lenders or the Administrative Agent,

     (a) demand payment of the Receivables,

     (b) enforce payment of the Receivables by legal proceedings or otherwise,

     (c) exercise all of the Borrowers' rights and remedies with respect to the collection of Receivables,

     (d) settle, adjust, compromise, extend or renew any or all of the Receivables,

     (e) settle, adjust or compromise any legal proceedings brought to collect the Receivables,

     (f) discharge and release the Receivables or any of them,

     (g) prepare, file and sign the name of the Borrowers on any proof of claim in bankruptcy or any similar document against any Account Debtor,

     (h) prepare, file and sign the name of the Borrowers on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

     (i) endorse the name of the Borrowers upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

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     (j) use the stationery of the Borrowers and sign the name of the Borrowers to verifications of the Receivables and on any notice to the Account Debtors,

     (k) open the Borrowers' mail,

     (1) notify the post offce authorities to change the address for delivery of the Borrowers' mail to an address designated by the Administrative Agent, and

     (m) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrowers or any Subsidiary of a Borrower has access.

     Section 12.5 Miscellaneous Provisions Concerning Remedies.

     (a) Rights Cumulative. The rights and remedies of the Administrative Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising such rights and remedies, the Administrative Agent may be selective and no failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     (b) Waiver of Marshalling. The Borrowers hereby waive any right to require any marshalling of assets and any similar right.

     (c) Limitation of Liability. Nothing contained in this Article 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Administrative Agent or any agent or designee of the Administrative Agent to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Administrative Agent nor any of its agents or designees nor any Lender shall have any liability to the Borrowers for actions taken pursuant to this Article 12, any other provision of this Agreement or any of the Loan Documents, so long as the Administrative Agent or such agent or designee shall act reasonably and in good faith.

     (d) Appointment of Receiver. In any action under this Article 12, the Administrative Agent shall be entitled to the appointment of a receiver, to the extent permitted by Applicable Law, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

     Section 12.6 Proprietary Rights License. Each Borrower hereby grants to the Administrative Agent the nonexclusive right and license to use the Proprietary Rights of the

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Borrowers for the purposes set forth in Section 12.2(b) and for the purpose of enabling the Administrative Agent to process and realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Administrative Agent's and the Lenders' rights and remedies under this Agreement and the other Security Documents to use, sell or otherwise dispose of the Collateral. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrowers or any other Person by the Administrative Agent or any purchaser or purchasers of the Collateral. Each Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others (other than the other Borrowers), to grant the license set forth in this Section 12.6, and each Borrower hereby consents to the granting of such license by the other Borrowers.


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                                   ARTICLE 13

                                   ASSIGNMENTS

     Section l3.l Successors and Assigns; Participations.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement (other than pursuant to a transaction permitted by the provisions of Section 11.7) without the prior written consent of each Lender.

     (b) Each Lender may, with the prior consent of the Administrative Agent and (so long as no Default or Event of Default shall have occurred and be continuing) of Syratech (which consent will not be unreasonably withheld or delayed), or without consent as part of a sale of all or substantially all of such Lender's assets of a similar type or in respect of a sale of such Lender's entire interest hereunder to any Affiliate of such Lender that is an Eligible Assignee, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant and not a varying percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment, made to a Person that is not a Lender other than by reason of such assignment, shall not be less than $10,000,000 (or the entire remaining Commitment of the assigning Lender, if less), (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than $10,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment and such assignee's pro rata share of the Administrative Agent's syndication expenses,
(v) such assignment shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the SEC or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi) the representation contained in Section 13.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

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     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers (or any of them) or the performance or observance by the Borrowers (or any of them) of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.1(m) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment and Proportionate Share of, and principal amount of the Loans and other Secured Obligations owing to, each Lender from time to time (the Register). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and a fee in an amount equal to $3,500, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrowers. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent in

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

exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

     (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than $5,000,000, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, provided, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to Section 8.6 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the SEC or to apply to qualify the Loans or the Notes under the blue sky laws of any state. Any Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrowers.

     (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers.

     (h) Any Lender may pledge the Note payable to its order to the applicable Federal Reserve Bank.

     Section 13.2 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

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     Section 13.3 Non-U.S. Lenders. Prior to the Agreement Date or, with respect to any Lender that becomes a Lender after the Agreement Date, prior to the "Effective Date" of the Assignment and Acceptance pursuant to which such Lender becomes a Lender, each Lender which is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Administrative Agent (i) a letter in duplicate and two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form
W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Lender which delivers a copy of a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Administrative Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Administrative Agent, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, in which case, all payments by the Borrowers hereunder and under any Note shall be increased by the amount necessary to pay to such Lender, net of any such withholding tax(es) the amount of each payment provided for hereunder.

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



                                   ARTICLE 14

                              ADMINISTRATIVE AGENT

     Section 14.1 Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. (South) as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Inventory and Receivables and to adjust the advance rates contained in the definition "Borrowing Base" (so long as such advance rates, as adjusted, do not exceed those set forth in the definition "Borrowing Base") and to establish reserves against the Borrowing Base, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

     Section 14.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 14.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrowers (or any of them) or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the existence, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any Collateral or Lien or other interest therein or for any failure of the Borrowers (or any of them) to perform their obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained


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

in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers (or any of them), provided that the Administrative Agent shall perform a field examination of the Collateral, in accordance with the Administrative Agent's customary standards and practices for such examinations, at least annually and shall make the results thereof available to the Lenders.

     Section 14.4 Reliance by Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.1. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     Section 14.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or the Lender that is the Administrative Agent (which is NationsBank on the Effective
Date) has actual knowledge of such Default or Event of Default, in which case the Administrative Agent shall be deemed to have received such a notice. In the event that the Administrative Agent receives or is deemed to have received such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on and subject to the provisions of Section 4.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 14.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, counsel, employees, agents, attorneys-in-fact or Affiliates has made any


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representations or warranties to it and that no act by the Administrative Agent thereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial (and other) condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial (and other) condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial (and other) condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 14.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting any obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after the "Effective Date" of any assignment by such Lender of all of its interests, rights and obligations under this Agreement pursuant to Section 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 13.1, at a time before the "Effective Date" of any such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

     Section 14.8 Agent in Its Individual Capacity. The institution at the time acting as the Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and their respective Subsidiaries as if it were not the Administrative Agent hereunder. With respect to its Commitment, the Loans made or renewed by it, any Note issued to it and any Letter of Credit issued by it, such institution shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and shall be subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" and "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include such institution in its individual capacity as a Lender or one of the Required Lenders.

     Section 14.9 Successor Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and, if the Commitment Percentage of the Lender that is the Administrative Agent has been reduced to less than 10%, may be removed by a vote of the Required Lenders. Any such resignation shall be effective on the date specified in the Administrative Agent's notice of resignation, provided that if no successor agent has been appointed in accordance with the provisions of this Section 14.9 on or before such date, such effective date may be extended until a successor has been so appointed, but not for more than 30 days; and any such removal shall be effective upon the appointment of a successor agent in accordance with the provisions of this Section 14.9. If the Administrative Agent resigns or is removed as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject, so long as no Default or Event of Default has occurred and is continuing, to the Borrowers' approval (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent becomes effective, the provisions of Section 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     Section 14.10 Notices from Agent to Lenders. The Administrative Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices or reports supplied to it by the Borrowers (but which the Borrowers are not required to supply directly to the Lenders) and of reports furnished by NationsBank pursuant to Section 3.4(c).

                                   ARTICLE 15

                                  MISCELLANEOUS

     Section 15.1 Notices.

     (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, or by telegraph, telex or facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of mailing, on the third Business Day after mailing, in the case of overnight courier, on the Business Day following timely delivery to such courier, in the case of telegraph, on the day after delivery to the telegraph office and, in the case of telex or facsimile transmission, upon transmittal; provided that in the case of notices to the Administrative Agent pursuant to Articles 2 and 3, the Administrative Agent shall be charged with knowledge of the contents thereof only when such notice is actually received by the Administrative Agent. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

     If to the Borrowers:                    Syratech Corporation
                                             175 McClellan Highway
                                             East Boston, Massachusetts 02128
                                             Attention: E. Merle Randolph
                                             Facsimile No.: (617) 561-0275

     With copies to:                         Faye A. Florence, Esq.
                                             Secretary and General Counsel
                                             Syratech Corporation
                                             175 McClellan Highway
                                             East Boston, Massachusetts 02128
                                             Facsimile No.: (617)

                                             James Westra, Esq.
                                             Hutchins, Wheeler & Dittmar
                                             101 Federal Street
                                             Boston, Massachusetts 02110
                                             Facsimile No.: (617) 951-6600

     If to the Administrative Agent:         NationsBank, N.A. (South)
                                             c/o NationsBank Business Credit
                                             600 Peachtree Street, 13th Floor
                                             Atlanta, Georgia 30308
                                             Attn: John C. Glazebrook
                                             Facsimile No.: (404) 607-6439

     With a copy to:                         Hunton & Williams
                                             NationsBank Plaza - Suite 4100
                                             600 Peachtree Street, NE
                                             Atlanta, Georgia 30308-2216
                                             Attn: Dana Kull, Esq.
                                             Facsimile No.: (404) 888-4190

     If to any Lender:                       At such Lender's address appearing
                                             on the signature pages hereof

     (c) Agent's Office. The Administrative Agent hereby designates its office located at 600 Peachtree Street, 13th Floor, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and the Lenders, as the office to which payments due are to be made and at which Loans will be disbursed.

     Section 15.2 Expenses. The Borrowers agree, jointly and severally, to pay or reimburse on demand all costs and expenses incurred by the Administrative Agent, including, without limitation, the reasonable fees and disbursements of counsel, in connection with:

     (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation

          (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

          (ii) the costs and expenses of appraisals of the Collateral;

          (iii) the costs and expenses of lien searches;

          (iv) taxes, fees and other charges for filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest;

     (b) as to the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Administrative Agent and the Lenders relating to this Agreement or any of the Loan Documents;

     (c) sums paid or incurred to pay any amount or take any action required of the Borrowers (or any of them) under the Loan Documents that the Borrowers fail to pay or take;

     (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Administrative Agent, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations and books and records by the Administrative Agent's agents up to four times per year and whenever an Event of Default exists (provided that so long as no Event of Default has occurred and is continuing, such cost shall not exceed $25,000 per year);

     (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox;

     (f) costs and expenses of preserving and protecting the Collateral;

     (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and

     (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Administrative Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. Each Borrower hereby authorizes the Administrative Agent and the Lenders to debit such Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrowers when due.

     Section 15.3 Stamp and Other Taxes. The Borrowers will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

     Section 15.4 Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Default or Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by each Borrower at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not

     (a) the Administrative Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

     (b) the Administrative Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 12.2 and although such Secured Obligations shall be contingent or unmatured.

     Section 15.5 Governing Law: Litigation. This Agreement and the other documents and agreements executed in connection herewith (unless specifically stipulated to the contrary in such document or agreement), and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia without regard to conflicts of laws principles. Each Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any United States federal or state court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Agreement or any of the other documents or agreements described or contemplated herein, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States federal or state court. Service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to each Borrower in accordance with Section 15.1 hereof. Each Borrower, the Administrative Agent and each Administrative Agent and each Lender waive, to the fullest extent permitted by Applicable law of the forum state (notwithstanding the choice of governing law set forth above), all rights to a trial by jury in any action or proceeding relating to transactions arising out of or relating to this Agreement or any of the other documents described or contemplated herein.

     Section 15.6 Waiver of Rights. Each Borrower hereby acknowledges that the Secured Obligations arose out of a "Commercial Transaction" as that term is defined


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

in O.C.G.A. ss. 44-14-260(1) concerning foreclosure of mortgages on personally, and agrees that in the event of any Default, the Administrative Agent shall have the right to an immediate writ of possession without notice of hearing. Each Borrower knowingly and intelligently waives any and all rights it may have to any notice and posting of a bond by the Administrative Agent prior to seizure by the Administrative Agent, its transferees, assigns or successors in interest, of the Collateral or any portion thereof. This is intended by each Borrower as a "waiver" as that term is defined in O.C.G.A. ss. 44-14-260(3) relating to foreclosure of mortgages on personaly.

     Section 15.7 Reversal of Payments. The Administrative Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent a Borrower makes a payment or payments to the Administrative Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Administrative Agent or such Lender.

     Section 15.8 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction by the Required Lenders to the contrary, be performed in accordance with GAAP.

     Section 15.9 Amendments. Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 15.9(c)), by the Borrowers, provided that no such amendment, unless consented to by the Administrative Agent, shall alter or affect the rights or responsibilities of the Administrative Agent, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrowers, the Administrative Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Administrative Agent and the Required Lenders in their discretion.

     (a) Without the prior unanimous written consent of the Lenders,

          (i) no amendment, consent or waiver shall (a) affect the amount or extend the time of the obligation of any Lender to make Loans or (b) extend the originally scheduled time or times of payment of the principal of any Loan or (c) alter the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (d) alter the amount of the principal of any Loan or decrease the rate of interest thereon or
     (e) decrease the amount of any commitment fee or other fee payable hereunder for the account of the Lenders or (f) permit any subordination of the principal of or interest on any Loan or (g) permit the subordination of the Security Interest in any Collateral,

          (ii) no Collateral having an aggregate value greater than $500,000 shall be released by the Administrative Agent in any 12-month period other than as specifically permitted in this Agreement or the Security Documents nor shall any Collateral be released at a time when the Administrative Agent is entitled to exercise remedies hereunder upon default, nor shall the Borrowers (or any of them) be released from liability for the Secured Obligations,

          (iii) except to the extent expressly provided in Sections 4.7 and 14.1, the definition "Borrowing Base" shall not be amended,

          (iv) none of the provisions of this Section 15.9, of Section 4.8(e), of the definitions "Lenders," "Proportionate Share," "Ratable Share" or "Required Lenders" or, if it alters the effect of such definitions or other provisions enumerated in this clause (iv), of any other defined term used in such definitions or provisions, or the provisions of Article 12 shall be amended, and

          (v) neither the Administrative Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of the Borrowers (or any of them) that are expressly subordinated to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

provided, however, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under Section 12.1(f) or
(g) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of Article 12 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without thereby waiving any such Default or Event of Default.


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

     (b) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

     (c) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrowers (or any of them) shall be necessary or required in connection with any amendment to Article 14 or Section 4.8, and any amendment to such provisions may be effected solely by and among the Administrative Agent and the Lenders, provided that no such amendment shall impose any obligation on the Borrowers.

     Section 15.10 Performance of Borrower's Duties.

     (a) The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

     (b) If the Borrowers shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done either in the name of the Administrative Agent, in the name of the Lender(s) or in the name and on behalf of the Borrowers, and the Borrowers hereby irrevocably authorize the Administrative Agent so to act.

     Section 15.11 Indemnification. The Borrowers, jointly and severally, agree to reimburse the Administrative Agent and each Lender for all reasonable costs and expenses, including reasonable fees and disbursements of outside counsel or reasonable allocations and disbursements of in-house counsel, incurred and to indemnify and hold harmless the Administrative Agent and each Lender from and against all losses suffered by the Administrative Agent or any Lender, other than losses resulting from the Administrative Agent's or such Lender's gross negligence or willful misconduct, in connection with

     (a) the exercise by the Administrative Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

     (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Borrowers and the Administrative Agent or any Lender in which the Borrowers prevail in a final unappealed or unappealable judgment, and

     (c) the collection or enforcement of the Secured Obligations or any of them.

     Section 15.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Administrative Agent and the Lenders and any Persons designated by the Administrative Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied. All powers of attorney and other authorizations granted to the Administrative Agent and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

     Section 15.13 Survival. Notwithstanding any termination of this Agreement,

     (a) until all Secured Obligations have been paid in full and the Revolving Credit Facility terminated, the Administrative Agent shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and

     (b) the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before, and

     (c) in connection with the termination of this Agreement and the release and termination of the Security Interest, the Administrative Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Administrative Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

     Section 15.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement.

     Section 15.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 15.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 15.17 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the

Administrative Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Administrative Agent or any Lender, may be reproduced by the Administrative Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Administrative Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 15.18 Pro-Rata Participation.

     (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Administrative Agent thereof (and the Administrative Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrowers from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

     (b) Each Lender which receives such a secured claim shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 15.18 to share in the benefits of any recovery on such secured claim.

     (c) Each Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired of which such Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


                                        BORROWERS:

                                        SYRATECH CORPORATION

                                        By:  /s/ Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: President
                                                    -----------------------



                                        TOWLE MANUFACTURING COMPANY

                                        By:  /s/ Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: President
                                                    -----------------------



                                        LEONARD FLORENCE ASSOCIATES, INC.


                                        By:  /s/ Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: President
                                                    -----------------------



                                        WALLACE INTERNATIONAL SILVERSMITHS, INC.


                                        By:  /s/ Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: President
                                                    -----------------------



                                        SYRATECH HOLDING CORPORATION

                                        By:  /s/ Richard Freiman
                                             ------------------------------
                                             Name:  Richard Freiman
                                                    -----------------------
                                             Title: President
                                                    -----------------------

                                        RAUCH INDUSTRIES, INC.


                                        By:  /s/  Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: President
                                                    -----------------------



                                        ROCHARD, INC.

                                        By:  /s/  Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: Chairman
                                                    -----------------------



                                        HOLIDAY PRODUCTS, INC.

                                        By:  /s/  Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: Chairman
                                                    -----------------------



                                        FARBERWARE INC.

                                        By:  /s/  Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: President
                                                    -----------------------



                                        SILVESTRI, INC.

                                        By:  /s/  Leonard Florence
                                             ------------------------------
                                             Name:  Leonard Florence
                                                    -----------------------
                                             Title: President
                                                    -----------------------

                                        ADMINISTRATIVE AGENT:

                                        NATIONSBANK, N.A. (SOUTH)

                                        By:  /s/  John C. Glazebrook
                                             ------------------------------
                                             Name: ________________________
                                             Title: _______________________



                                        LENDERS:

                                        NATIONSBANK, N. A. (SOUTH)
                                        By:  /s/  John C. Glazebrook
                                             ------------------------------
                                             Name: ________________________
                                             Title: _______________________

                         Address:       600 Peachtree Street, N.E.
                                        13th Floor
                                        Atlanta, Georgia 30308
                                        ATTN:
                                        Facsimile: (404) 607-6439



                                        AMERICAN NATIONAL BANK AND TRUST
                                        COMPANY OF CHICAGO

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       One N. LaSalle Street
                                        9th Floor
                                        Chicago, Illinois 60690
                                        ATTN:
                                        Facsimile: (312) 661-6929

                                        ADMINISTRATIVE AGENT:

                                        NATIONSBANK, N.A. (SOUTH)

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________



                                        LENDERS:

                                        NATIONSBANK, N.A. (SOUTH)

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       600 Peachtree Street, N.E.
                                        13th Floor
                                        Atlanta, Georgia 30308
                                        ATTN:
                                        Facsimile; (404) 607-6439



                                        AMERICAN NATIONAL BANK AND TRUST
                                        COMPANY OF CHICAGO

                                        By:  /s/  Elizabeth J. Limpert
                                             ------------------------------
                                             Name: Elizabeth J. Limpert
                                             Title: First Vice President

                         Address:       One N. LaSalle Street
                                        9th Floor
                                        Chicago, Illinois 60690
                                        ATTN: Elizabeth J. Limpert
                                        Facsimile: (312) 661-6929

                                        THE FIRST NATIONAL BANK OF BOSTON

                                        By:  /s/  Andrew A. Doherty
                                             ------------------------------
                                             Name: Andrew A. Doherty
                                             Title: Vice President

                         Address:       100 Federal Street
                                        MA DED 74-02-05L
                                        Boston, Massachusetts 02110
                                        ATTN: Barbara McKelligan

                                        with a copy to:
                                        115 Perimeter Center Place
                                        Suite 500
                                        Atlanta, Georgia 30346
                                        ATTN: Andrew A. Doherty
                                        Facsimile: (770) 393-4166



                                        FLEET NATIONAL BANK

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       One Pederal Street
                                        MAOFD04G
                                        Boston, Massachusetts 02110
                                        ATTN:
                                        Facsimile: (617) 346-4827

                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       100 Federal Street
                                        MA BOS 01-19-03
                                        Boston, Massachusetts 02110
                                        ATTN: Barbara McKelligan

                                        with a copy to:
                                        115 Perimeter Center Place
                                        Suite 500
                                        Atlanta, Georgia 30346
                                        ATTN: Andrew Doherty
                                        Facsimile: (770) 393-4l66



                                        FLEET NATIONAL BANK

                                        By:  /s/  Scott E. Carpenter
                                             ------------------------------
                                             Name: Scott E. Carpenter
                                             Title: Vice President

                         Address:       One Federal Street
                                        MAOFD04G
                                        Boston, Massachusetts 02110
                                        ATTN:
                                        Facsimile: (617) 346-4827

                                        UNION BANK OF CALIFORNIA, N.A.

                                        By:  /s/  Greg F. Ennis
                                             ------------------------------
                                             Name: Greg F. Ennis
                                             Title: Vice President

                         Address:       100 Pringle Avenue
                                        Suite 650
                                        Walnut Creek, California 94596
                                        ATTN:
                                        Facsimile: (510) 943-7442



                                        BHF-BANK AKTIENGESELLSCHAFT

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       590 Madison Avenue
                                        New York, New York 10022
                                        ATTN:
                                        Facsimile: (212) 756-5536



                                        SANWA BUSINESS CREDIT CORPORATION

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       One South Wacker
                                        28th Floor
                                        Chicago, Illinois 60606
                                        ATTN:
                                        Facsimile: (312) 782-6035

                                        UNION BANK OF CALIFORNIA, N.A.

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       100 Pringle Avenue
                                        Suite 650
                                        Walnut Creek, California 94596
                                        ATTN:
                                        Facsimile: (510) 943-7442



                                        BHF-BANK AKTIENGESELLSCHAFT

                                        By:  /s/  John Sykes     /s/ Tony Heyman
                                             ---------------------------------
                                             Name: John Sykes    Tony Heyman
                                             Title: AVP          AT

                         Address:       590 Madison Avenue
                                        New York, New York 10022
                                        ATTN:
                                        Facsimile: (212) 756-5536



                                        SANWA BUSINESS CREDIT CORPORATION

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       One South Wacker
                                        28th Floor
                                        Chicago, Illinois 60606
                                        ATTN:
                                        Facsimile: (312) 782-6035

                                        UNION BANK OF CALIFORNIA, N.A.

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       100 Pringle Avenue
                                        Suite 650
                                        Walnut Creek, California 94596
                                        ATTN:
                                        Facsimile: (510) 943-7442



                                        BHF-BANK AKTIENGESELLSCHAFT

                                        By:  ______________________________
                                             Name: ________________________
                                             Title: _______________________

                         Address:       590 Madison Avenue
                                        New York, New York 10022
                                        ATTN:
                                        Facsimile: (212) 756-5536



                                        SANWA BUSINESS CREDIT CORPORATION

                                        By:  /s/  Lawrence J. Placek
                                             ---------------------------------
                                             Name: Lawrence J. Placek
                                             Title: Vice Pres

                         Address:       One South Wacker
                                        28th Floor
                                        Chicago, Illinois 60606
                                        ATTN:
                                        Facsimile: (312) 782-6035